EXHIBIT 10.33

JOINT VENTURE AGREEMENT

This Joint Venture Agreement is being entered into as of January 26, 2016, between Southeast Florida Craft LLC (“SFC”) , Attitude Beer Holding Co. (“ABH”), Glenn E. Straub (“Straub”) and James D. Cecil (“Cecil” and together with Straub the “Current Members”)(each a “Party,” collectively the “Parties”).

WHEREAS, SFC has entered into an Area Development Agreement a copy of which is annexed hereto as Exhibit A (the “ADA”) with World of Beer Franchising, Inc. (“Franchisor”);

WHEREAS, Franchisor is in the business of entering into franchise agreement with third parties for such third parties to own and operate World of Beer themed bar/ restaurants (“WOB Franchises”).

WHERES, ABH has access to capital that would allow SFC to maximize the number of WOB Franchises it could develop pursuant to the ADA.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

JOINT VENTURE

1.1           ADA.

a.           SFC and the Current Members hereby grant ABH the right to participate in any WOB Franchise that SFC proposes to develop whether pursuant to the current ADA or any other agreement with Franchisor. ABH shall have the option to become a 60% member of any new WOB Franchise for the contribution of 100% of the budgeted development costs of developing such new WOB Franchise.

b.           Upon SFC’s finalization of a location for a new WOB Franchise it shall give ABH notice of such new location. Upon the execution of a letter of intent with a budget and forecasts (LOI) for a new location, ABH will be given notice of the LOI (the “LOI Notice”). Within 30 days after receipt of the LOI Notice, ABH shall give SFC notice if it desires to exercise its option to participate in such new WOB Franchise. ABH will have 14 days thereafter to sign a new Operating Agreement for that location and must fund 100% of the costs of the new location within 90 days after lease execution in equal installments of twenty five percent (25%). These installments will commence upon execution of the Operating Agreement & continue every 30 days until the capital is contributed in full. There shall be a 7 day cure period after written notice is received that a payment has not been made.

c.           If ABH elects to not proceed forward with more than 2 new locations with SFC then SFC shall be allowed to operate such location with other investors on the same terms as those offered to ABH. In the event SFC desires to continue with such location on different terms than those previously rejected by ABH, SFC must first offer such terms to ABH in accordance with the procedure in 1.1(b).

d.           For each new location that ABH participates in, SFC shall form a new limited liability company to be the Franchisee. SFC, ABH and the new limited liability company shall enter in an operating agreement substantially the same as the operating agreement annexed hereto as Exhibit B (the “Operating Agreement”).

e.           SFC shall be entitled to a management fee for each location under the same terms as set forth in the Operating Agreement.

f.            ABH will not invest in any other WOB locations other than with SFC.

1.2           Non-Circumvention – Non-Compete. SFC shall have its principal, including those persons identified on Schedule 1.4, execute a non-circumvention agreement in the form annexed hereto as Exhibit C.

1.3           Public Disclosure. Attitude shall have the right to make disclosures and public announcements regarding this Agreement, and any agreement or business entered into pursuant hereto, as it deems necessary to comply with its Securities and Exchange Commission reporting obligations. Subject to the reasonable prior approval of Franchisor, Attitude will be allowed to use the World of Beer in its investor and public relations materials.

1.4           Audits. SFC and each WOB Franchise shall fully cooperate with ABH and Attitude in supplying all information to Attitude and its auditor so Attitude can timely comply with its Securities and Exchange Commission reporting obligations.

1.5           Initial Funding. ABH shall provide SFC with $140,000 in initial funding to be paid to WOB to acquire five (5) franchises. ABH shall receive a $50,000 credit for it capital commitment first entity and a $22,500 for each of the other four entities..

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby makes the following representations and warranties for the benefit of all the other Parties:

2.1           Such Party has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Such Party and constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

2.2           The execution, delivery and performance by such Party of this Agreement will not: (i) violate the organizational documents of such Party, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Party; (iii) violate any provision of any federal or state statute, rule or regulation which is, to such Party’s knowledge, applicable to such Party; or (iv) violate any contract to which such Party or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which such Party is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by such Party of this Agreement.

ARTICLE III

MISCELLANEOUS

3.1           Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.3           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Holder.

3.4           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.5           Notices. Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to SFC:

P.O. Box 810245

Boca Raton, Fl 33481

If to ABH:

712 US Highway 1, Suite 200

North Palm Beach, FL 33408

If to Straub:

P.O. Box 810245

Boca Raton, Fl 33481

If to Cecil:

P.O. Box 810245

Boca Raton, Fl 33481

Any Party may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Parties in conformity with this Section 3.5, but such change shall not be effective until notice of such change has been received by the other Party.

3.6            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.7           Survival. The representations, warranties, agreements and covenants contained herein shall survive the termination of this Agreement.

3.8           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.9           Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Joint Venture Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOUTHEAST FLORIDA CRAFT, LLC	ATTITUDE BEER HOLDING CO.

/s/ Glenn E. Straub	/s/ Roy Warren
By: Glenn E. Straub	By: Roy Warren
Its: Manager	Its: President

JAMES D. CECIL	GLENN E. STRAUB

/s/ James D. Cecil	/s/ Glenn E. Straub

CONSENTS

World of Beer Franchising, Inc., hereby consents to the above Joint Venture Agreement between Southeast Florida Craft, LLC and Attitude Beer Holding Co.

WORLD OF BEER FRANCHISING, INC.

/s/ Benjamin P. Novello
By: Benjamin P. Novello
Its: Chief Development Officer

New England WOB, LLC (“NEWOB”) hereby consents to the above Joint Venture Agreement between Southeast Florida Craft LLC and Attitude Beer Holding Co. and waives any rights NEWOB has under the Joint Venture Agreement between NEWOB and Attitude Beer Holding Co.

NEW ENGLAND WOB, LLC

/s/ Glenn E. Straub
By: Glenn E. Straub
Its: Manager

EXHIBIT A

WORLD OF BEER FRANCHISING, INC.

AREA DEVELOPMENT AGREEMENT

February 9, 2016	SOUTHEAST FLORIDA CRAFT, LLC
AGREEMENT DATE	NAME OF DEVELOPER

SUMMARY DESCRIPTION OF	ADDRESS OF DEVELOPER:
DEVELOPMENT AREA:

The Counties of Broward & Miami-Dade in	P.O. Box 810245
The State of Florida	Boca Raton, FL 33481

THIS AGREEMENT REQUIRES CERTAIN DISPUTES TO BE SUBMITTED TO BINDING ARBITRATION.

EXHIBITS:

Exhibit A	Index

Exhibit B	Development Area and Development Schedule

WORLD OF BEER FRANCHISING, INC.

AREA DEVELOPMENT AGREEMENT

THIS AREA DEVELOPMENT AGREEMENT (this “Agreement”) is effective as of February 9, 2016 (the “Agreement Date”). The parties to this Agreement are WORLD OF BEER FRANCHISING, INC., a Florida corporation, with its principal office located at 10910 Sheldon Road, Tampa, Florida 33626 (referred to in this Agreement as “we,” “us” or “our”) and SOUTHEAST FLORIDA CRAFT, LLC, a Florida limited liability company, whose principal address is P.O. Box 810245, Boca Raton, FL 33481(referred to in this Agreement as “you,” “your” or “Developer”).

1	INTRODUCTION

The WORLD OF BEER® System. We and our affiliates have expended considerable time and effort in developing retail alcohol establishments that offer and sell bottled and canned imported and domestic beers, wines, cigars and certain other products we authorize from time to time for retail take out as well as serving draft, bottled and canned domestic and imported beers, wines, cigars and certain food products and other products we authorize from time to time for on-premises consumption in a distinctive and innovative store and pub environment (“WOB Taverns” or “Taverns”). WOB Taverns operate under the Marks (defined below) and under distinctive business formats, methods, procedures, designs, layouts, signs, equipment, menus, recipes, trade dress, standards and specifications, all of which we may improve, further develop or otherwise modify from time to time (collectively, the “System”).

We use, promote and license certain trademarks, service marks and other commercial symbols in the operation of WOB Taverns, including the trade name, trademark and service mark “WORLD OF BEER®” and other associated logos, designs, artwork and trade dress, which have gained and continue to gain public acceptance and goodwill, and may create, use and license additional trademarks, service marks and commercial symbols in conjunction with the operation of WOB Taverns (collectively, the “Marks”).

We grant to persons who meet our qualifications and are willing to undertake the investment and effort (each an “Area Developer”), the right to acquire franchises to develop and operate a certain number of WOB Taverns within a specific geographic area, subject to the terms and conditions of an Area Development Agreement with us. You have applied for the right to be an Area Developer. You understand and acknowledge that your right to own and operate each WOB Tavern is governed by a separate franchise agreement. This Agreement does not confer franchise rights.

Acknowledgments. You acknowledge and agree that:

you have read this Agreement and our Franchise Disclosure Document;

you understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at each WOB Tavern and to protect and preserve the goodwill of the Marks;

you have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that, like any other business, the nature of the business conducted by a WOB Tavern developer may evolve and change over time;

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an investment in a WORLD OF BEER® development business involves business risks and that your business abilities and efforts are vital to the success of the venture;

any information you acquire from other WOB Tavern franchisees or developers relating to their sales, profits or cash flows does not constitute information obtained from us, nor do we make any representation as to the accuracy of any such information;

in all of their dealings with you, our officers, directors, employees and agents act only in a representative, and not in an individual, capacity. All business dealings between you and such persons as a result of this Agreement are solely between you and us;

we have advised you to have this Agreement reviewed and explained to you by an attorney; and

you have received our Franchise Disclosure Document at least 14 days before signing a binding agreement or before making any payment to us or our affiliate(s) relating to this Agreement.

Representations. As an inducement to our entry into this Agreement, you represent and warrant to us that:

all statements you have made and all materials you have submitted to us in connection with your purchase of these development rights and the unit franchises are accurate and complete and you have made no misrepresentations or material omissions in obtaining these rights or the franchises;

you will at all times faithfully, honestly and diligently perform your obligations, continuously exert your best efforts to promote and enhance the business and not engage in any other business or activity that conflicts with your obligations to operate the business in compliance with this Agreement;

you will comply with and/or assist us to the fullest extent possible in our efforts to comply with Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war (the “Anti-Terrorism Laws”); and

neither you nor any of your owners, employees, agents, or property or interests are subject to being “blocked” under any of the Anti-Terrorism Laws and that neither you nor they are otherwise in violation of any of the Anti-Terrorism Laws.

Our approval of your request to purchase these development rights is made in reliance on all of your representations and warranties. Any violation of these representations and warranties, or any Anti-Terrorism Laws, by you or your owners, or your or your owners’ agents or employees, or any “blocking” of your or their assets under the Anti-Terrorism Laws, will constitute grounds for immediate termination of this Agreement and any other agreements you have entered into with us or any of our affiliates.

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No Warranties. We expressly disclaim the making of, and you acknowledge that you have not received or relied upon, any warranty or guaranty, express or implied, as to the revenues, sales, profits or success of the business venture contemplated by this Agreement or the extent to which we will continue to develop and expand the network of WOB Taverns. You acknowledge and understand the following:

any statement regarding the potential or probable revenues, sales or profits of the business venture, or of any services, benefits or commitments we are to make available to you, are made solely in the Franchise Disclosure Document delivered to you prior to signing this Agreement;

any statement regarding the potential or probable revenues, sales or profits of the business venture or statistical information regarding any existing WOB Tavern owned by us or our affiliates that is not contained in our Franchise Disclosure Document is unauthorized, unwarranted and unreliable and should be reported to us immediately; and

you have not received or relied on any representations about us or our franchising program or policies made by us, or our officers, directors, employees or agents, that are contrary to the statements made in our Franchise Disclosure Document or to the terms of this Agreement. If there are any exceptions to any of the foregoing, you agree to: (i) immediately notify our president; and (ii) note such exceptions by attaching a statement of exceptions to this Agreement prior to signing it.

Business Organization. If you are, or at any time become, a business corporation, partnership, limited liability company or other legal entity (“Business Entity”), you agree and represent that:

you have the authority to execute, deliver and perform your obligations under this Agreement and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation;

your organizational or governing documents will recite that the issuance and transfer of any ownership interests in you are restricted by the terms of this Agreement, and all certificates and other documents representing ownership interests in you will bear a legend referring to the restrictions of this Agreement;

you will complete a “Principal Owner’s Statement,” which will completely and accurately describe all of your owners and their interests in you, and everyone who has voting or management rights and obligations. A copy of our current form of Principal Owner’s Statement is attached to the Franchise Disclosure Document;

you and your owners agree to revise the Principal Owner’s Statement as may be necessary to reflect any ownership changes and to furnish such other information about your organization or formation as we may request (no ownership changes may be made without our approval);

each of your owners during the term of this Agreement will sign and deliver to us our standard form of Principal Owner’s Guaranty undertaking to be bound jointly and severally by all provisions of this Agreement and any other agreements between you and us. A copy of our current form of Principal Owner’s Guaranty is attached to the Franchise Disclosure Document; and

at our request, you will furnish true and correct copies of all documents and contracts governing the rights, obligations and powers of your owners and agents (like articles of incorporation or organization and partnership, operating or shareholder agreements).

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2	TERM

This Agreement commences on the Agreement Date and expires on the earlier of: (i) the last day of the Development Schedule (as defined in Section 3.1); or (ii) the opening of the last WOB Tavern specified in the Development Schedule. This Agreement may be terminated before it expires in accordance with the termination provisions of this Agreement. Upon expiration or termination of this Agreement, you will not have any further rights to acquire franchises to operate WOB Taverns, but you may continue to develop, own and operate all WOB Taverns then subject to fully-executed franchise agreements with us in accordance with their terms. Upon termination or expiration of this Agreement, we may operate, or grant other persons the right to operate, WOB Taverns within the Development Area (as defined below).

3	GRANT OF DEVELOPMENT RIGHTS

Development Rights. During the term of this Agreement, subject to the terms and conditions of this Agreement, we grant you the exclusive right to establish and operate WOB Taverns within the geographic area described in Exhibit B (the “Development Area”). The Development Area does not include, even though such areas may be within the geographic area described in Exhibit B, airport facilities, arenas, stadiums, universities or any other facility that operates on a concessionaire basis. You agree that you will construct, open and maintain in operation a minimum number of WOB Taverns in the Development Area on or before the dates and time periods set forth on the development schedule (the “Development Schedule”) attached as Exhibit B. Each WOB Tavern to be established under this Agreement must be located in the Development Area. Within our discretion, we may consider sites proposed by you outside the Development Area, which will count toward the Development Schedule if approved by us in writing. The operation of any WOB Tavern established pursuant to this Agreement will be governed by an individual franchise agreement to be entered into between you and us in accordance with Section 6 below (each a “Franchise Agreement”).

The rights granted to you pursuant to this Agreement are sometimes collectively referred to herein as the “Development Rights”.

Development Schedule. You must (i) establish and open the specified minimum number of Taverns on or before each of the dates specified in the Development Schedule and (ii) maintain the specified minimum number of Taverns in continuous operation as specified in the Development Schedule. Your failure to comply with the foregoing requirements will constitute a default under this Agreement. You understand that time is of the essence with respect to your obligations to comply with the Development Schedule. You acknowledge and understand that this Agreement requires you to open Taverns in the future pursuant to the Development Schedule. You further acknowledge and understand that the estimated investment requirement and fees and expenses set forth in our Franchise Disclosure Document are subject to increase and change over time, and that future Taverns developed under this Agreement will most likely require a greater initial investment and increased operating capital than those detailed in the Franchise Disclosure Document we provided to you in connection with the execution of this Agreement.

Effect of Failure. Strict compliance with the Development Schedule is of the essence of this Agreement. If you do not timely meet your development obligations as of the end of any time period shown on the Development Schedule, you will be in default of your obligations under this Agreement. If such a default occurs, it will constitute a material breach of this Agreement and we may then, in our sole discretion, elect to:

terminate this Agreement;

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have the right to operate (directly or through affiliates) or grant franchises for the operation of WOB Taverns within the Development Area;

grant you an extension under the Development Schedule for such period of time and for a non-refundable extension fee equal to the balance of the Franchise Fees for the number of WOB Taverns remaining to be opened under the Development Schedule; or

reduce the Development Schedule to a size and magnitude that we reasonably believe you are capable of operating otherwise in accordance with this Agreement.

4	territorial protection and reservation of rights

Territorial Protection. You may establish the Taverns required to be developed under this Agreement at any location within the Development Area provided that we, in our sole discretion, consent in writing to the location. If you are in full compliance with all of the provisions of this Agreement and all of the Franchise Agreements, then during the term of this Agreement, we will not operate (directly or through an affiliate), or grant a franchise for the operation of, a full-service WOB Tavern at a fixed or permanent location within the Development Area, except for: (i) those franchises granted to you pursuant to this Agreement; (ii) any WOB Taverns open and operating in the Development Area as of the Agreement Date; and (iii) any WOB Taverns located at Special Locations (as defined in Section 4.2 below).

Rights Retained. We reserve all rights that we have not expressly granted to you under this Agreement. We (and our affiliates) retain the right, in our sole discretion, to:

establish and operate, and grant to others the right to establish and operate, businesses under the System and Marks at any location outside of the Development Area (even immediately outside the border of the Development Area, but not within the protected territory granted under a Franchise Agreement for a WOB Tavern affiliated with you), on such terms and conditions as we deem appropriate;

establish and operate, and grant to others the right to establish and operate, businesses of any kind whatsoever under other systems and using other proprietary marks, both within and outside the Development Area, as we deem appropriate;

establish and operate, and grant to others the right to establish and operate, businesses using the Marks at any location within or outside the Development Area, on such terms and conditions as we deem appropriate; provided, however, that such other businesses will not be substantially similar to WOB Taverns if located within the Development Area;

market, sell and provide the products and/or services authorized for sale by WOB Taverns under the Marks or other trade names, trademarks, service marks and commercial symbols through alternative channels (like mail order, kiosk, co-branded sites and sites located within other retail businesses, Intranet, Internet, websites, or other forms of e-commerce), including the sale and distribution of products in grocery and other retail stores, for distribution within and outside of your Development Area and pursuant to such terms and conditions as we consider appropriate;

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establish and operate, and license others to establish and operate, WOB Taverns identified in whole or in part by the name and mark WORLD OF BEER® and/or utilizing the System anywhere including the Development Area that are located in facilities like airports, train stations, bus stations, service plazas, stadiums, arenas, convention centers, military and governmental facilities, educational institutions and campuses, hospitals, recreational theme parks, business or industrial food service venues, venues in which food service is or may be provided by a master of concessioner or contract food service provider, warehouse clubs, Indian reservations, casinos, gas stations, convenience stores, hotels, parks and other seasonal facilities, or any similar institutional or captive market location not reasonably available to you ("Special Locations");

acquire the assets or ownership interests of one or more businesses providing products and services similar to those provided at WOB Taverns, and franchising, licensing or creating similar arrangements with respect to these businesses once acquired, wherever these businesses (or the franchisees or licensees of these businesses) are located or operating (including in your Development Area);

be acquired (whether through acquisition of assets, ownership interests or otherwise, regardless of the form of transaction), by a business providing products and services similar to those provided at WOB Taverns, or by another business, even if such business operates, franchises and/or licenses Competitive Businesses in the Development Area; and

engage in any other activity, action or undertaking that we are not expressly prohibited from taking under this Agreement.

5	DEVELOPMENT FEE

Amount and Consideration. We currently charge an initial franchise fee (the “Franchise Fee”) of $50,000 for each WOB Tavern. The Franchise Fee for the second and each subsequent WOB Tavern to be opened under this Agreement is reduced to $45,000. When you sign this Agreement, you agree to pay us a development fee (the “Development Fee”) equal to 100% of the Franchise Fee for the first WOB Tavern plus ½ of the Franchise Fee for each additional WOB Tavern to be developed under this Agreement. For example, if you commit to develop 5 Taverns, you will pay a Development Fee of $140,000, which is the sum of (i) $50,000 for your first Tavern and (ii) $22,500 for each additional Tavern. You acknowledge and agree that the Development Fee constitutes payment only for the exclusive rights we grant to you under this Agreement, and that the Development Fee is fully earned by us at the time this Agreement is executed and is not refundable for any reason. Provided that a Tavern is established in accordance with the Development Schedule, that portion of the Development Fee applicable to the initial franchise fee due under the Franchise Agreement for such Tavern will be credited against the payment of such Franchise Fee. In the event a Tavern is not established in accordance with the Development Schedule, that portion of the Development Fee that would have otherwise been credited against the payment of the Franchise Fee will be forfeited and retained by us. If, for any reason, this Agreement terminates before all or a portion of the Development Fee has been applied to the Franchise Fees, we will retain the unapplied portion of the Development Fee to compensate ourselves for our time, effort and foregone opportunities.

Franchise Fees. As long as you are in compliance with the Development Schedule, the amount of the Franchise Fee for the second and each subsequent Tavern to be established under this Agreement is $45,000. The Franchise Fee for each Tavern you develop is to be paid in addition to the Development Fee; provided, however, that the Development Fee may be credited against Franchise Fees as provided for in Section 5.1 above. Each Franchise Fee associated with a WOB Tavern, to the extent any is due and owing, will be paid upon execution of the lease covering such Tavern, which shall be not less than 120 days prior to the date the Tavern must be open and operating in accordance with the Development Schedule.

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6	GRANT OF FRANCHISES.

Site Selection and Acceptance. You are responsible for locating proposed sites for the WOB Taverns to be established under this Agreement. We, in our sole discretion, may counsel and offer advice to you with respect to such site selection; provided, however, that in no event will we be liable to you in connection with providing advice or any assistance. Upon your selection of a proposed site for a Tavern, you must promptly submit to us such site, demographic and other data and information about the proposed site as we may reasonably request, using such forms as we may require, and a copy of any lease, sublease or purchase agreement to be entered into in connection with the acquisition of such site. We will either accept or reject the proposed site utilizing our then-current site selection policies and procedures. You agree to obtain our prior written consent to the proposed site before you sign any lease, sublease or binding purchase agreement for the proposed site. We have the right to reject any proposed site if you are in default of this Agreement, any Franchise Agreement, or any other agreement between you and us. You acknowledge that we may withhold our consent to a proposed site for reasons based on our good faith business judgment. We will, by delivery of written notice to you, approve or disapprove each site proposed by you for the operation of a Tavern. We agree to exert commercially reasonable efforts to notify you within 30 days after we have received the site, demographic and other data and information we have requested.

Effect of Approval. Our approval of the proposed site (including its location, appearance and size) indicates only that we believe it falls within the acceptable criteria we have established at that time. You acknowledge and agree that:

our approval of the proposed site does not imply, assure, guaranty, warrant or predict profitability or success, express or implied.

application of criteria that have been effective with respect to other sites may not be predictive of the potential for all sites and that, subsequent to our approval of a site, demographic and/or economic factors included in, or excluding from, our criteria could change, thereby altering the potential of a site;

the uncertainty and instability of such criteria are beyond our control and we are not responsible for the failure of a site approved by us to meet expectations as to potential revenue or operational criteria; and

your acceptance of a franchise for the operation of a Tavern at a site you propose is based upon your own independent investigation of the suitability of that location and that site even though we may provide guidance and assistance to you in selecting the site for your Tavern.

Franchise Agreement. If we have approved the site, we will offer you a franchise to operate a WOB Tavern at the proposed site by delivering to you a Franchise Agreement in a form ready for signing by you. The Franchise Agreement will be the standard form of Franchise Agreement we are then using to grant franchises for WOB Taverns, except that the Franchise Fee will be reduced to $45,000 if the Tavern is your second or a subsequent Tavern being developed under this Agreement. The Franchise Fee for each Tavern must be paid on the date of the Franchise Agreement for that Tavern, but consistent with Section 5 above. Within 30 days after your receipt of the Franchise Agreement, you must: (a) sign and deliver such Franchise Agreement, together with any ancillary agreements required by the Franchise Agreement, to us and (b) pay us the applicable then-current Franchise Fee required by the Franchise Agreement, but consistent with Section 5 above. If you do not timely sign and return such Franchise Agreement and tender payment of the Franchise Fee, we may revoke our offer to grant you a franchise to operate a Tavern at such proposed site. Contemporaneously with the signing of the Franchise Agreement, each of your direct or indirect owners must sign and deliver to us a Principal Owner’s Guaranty in the form attached to the Franchise Agreement.

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You understand that any obligation or liability you incur with respect to the proposed Tavern or location before we have approved it in writing and countersigned the Franchise Agreement is at your sole risk and will be your sole responsibility. We will be under no obligation to execute and deliver a Franchise Agreement unless you have complied in a timely manner with all of the terms and conditions of this Agreement and satisfied all requirements set forth herein to the execution of the Franchise Agreement. In addition, we will be under no obligation to execute a Franchise Agreement if you are in breach or default of any other Franchise Agreement, Area Development Agreement, or any other agreement between you and us. If any Franchise Agreement contemplated by this Agreement is executed by us, it will supersede this Agreement in all respects and govern the relationship between the parties with respect to the Tavern that is the subject matter of such Franchise Agreement.

7	no right to operate or use marks

You acknowledge and agree that (i) until a Franchise Agreement has been entered into for a specific Tavern, you will not have, nor be entitled to exercise, any of the rights, powers and privileges granted by the Franchise Agreement, including, without limitation, the right to use the Marks or the System; (ii) the execution of this Agreement will not be deemed to grant any such rights, powers or privileges to you; and (iii) you may not, under any circumstances, commence operations of any WOB Tavern prior to our execution of a Franchise Agreement for that particular Tavern.

8	CONFIDENTIAL INFORMATION

Types of Confidential Information. We possess (and will continue to develop and acquire) certain confidential information (the “Confidential Information”) relating to the development and operation of WOB Taverns and Area Developers, which includes (without limitation):

the System and the know-how related to its use;

plans, specifications, size and physical characteristics of WOB Taverns;

site selection criteria, land use and zoning techniques and criteria;

methods in obtaining licensing and meeting regulatory requirements;

sources, design and methods of use of equipment, furniture, forms, materials, supplies, Websites, Internet or Intranet, “business to business” or “business to customer” networks or communities and other e-commerce methods of business;

marketing, advertising and promotional programs for WOB Taverns;

staffing and delivery methods and techniques for personal services;

the selection, testing and training of managers and other employees for WOB Taverns;

methods concerning the recruitment, qualification, investigation, selection, testing and training of personnel for Taverns and Area Developers;

any computer software and related passwords we make available or recommend for WOB Taverns;

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methods, techniques, formats, specifications, procedures, information and systems related to and knowledge of and experience in the development, operation, advertising, marketing and franchising of WOB Taverns;

knowledge of specifications for and identities of and suppliers of certain products, materials, supplies, furniture, furnishings and equipment;

serving methods, presentation methods, merchandising techniques and customer retention programs;

recipes, formulas, preparation methods and serving techniques for food products; and

knowledge of operating results and financial performance of WOB Taverns (other than those operated by you or your affiliates).

Disclosure and Limitations on Use. We will disclose much of the Confidential Information to you and personnel of the WOB Tavern by (i) furnishing our manuals to you, consisting of such materials (including, as applicable, audiotapes, videotapes, magnetic media, computer software and written materials) that we generally furnish to Franchisees and Area Developers (the “Manuals”); and (ii) providing training, guidance and assistance to you. In addition, in the course of the operation of your Taverns or the performance of your duties as an Area Developer, you or your employees may develop ideas, concepts, methods, techniques or improvements (“Improvements”) relating to your Taverns or your business as an Area Developer, which you agree to disclose to us. We will be deemed to own the Improvements and may use them and authorize you and others to use them in the operation of WOB Taverns or as Area Developers. Improvements will then also constitute Confidential Information.

Confidentiality Obligations. You agree that your relationship with us does not vest in you any interest in the Confidential Information other than the right to use it in the development and operation of your Taverns, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition. You acknowledge and agree that the Confidential Information is proprietary, includes trade secrets belonging to us and our affiliates, and is disclosed to you or authorized for your use solely on the condition that you agree, and you therefore do agree, that you:

will not use the Confidential Information in any other business or capacity;

will maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement;

will not make unauthorized copies of any portion of the Confidential Information disclosed via electronic medium, in written form or in other tangible form, including, for example, the Manuals; and

will adopt and implement all reasonable procedures we may prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including restrictions on disclosure to your employees and the use of nondisclosure and noncompetition agreements we may prescribe for employees or others who have access to the Confidential Information.

Exceptions to Confidentiality. The restrictions on your disclosure and use of the Confidential Information will not apply to the following:

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disclosure or use of information, processes, or techniques which are generally known and used in the retail alcohol establishment business (as long as the availability is not because of a disclosure by you), provided that you have first given us written notice of your intended disclosure and/or use; and

disclosure of the Confidential Information in judicial or administrative proceedings when and only to the extent you are legally compelled to disclose it, provided that you have first given us the opportunity to obtain an appropriate protective order or other assurance satisfactory to us that the information required to be disclosed will be treated confidentially.

9	EXCLUSIVE RELATIONSHIP

You acknowledge and agree that we would be unable to protect Confidential Information against unauthorized use or disclosure or to encourage a free exchange of ideas and information among WOB Taverns if Area Developers were permitted to hold interests in or perform services for a Competitive Business (as defined below). You also acknowledge that we have granted these Development Rights to you in consideration of and reliance upon your agreement to deal exclusively with us. You agree that, during the term of this Agreement, neither you nor any of your owners will, directly or indirectly (e.g., through a spouse or child):

have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business (as defined below), wherever located;

perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business, wherever located;

recruit or hire any person who is our employee or the employee of any WOB Tavern owned by us, our affiliates or our franchisees without obtaining the prior written permission of that person's employer; or

divert or attempt to divert any business or customer of the Tavern to any Competitive Business or otherwise take any action injurious or prejudicial to the goodwill associated with the Marks and the System.

The term “Competitive Business,” as used in this Agreement, means any business or facility owning, operating or managing, or granting franchises or licenses to others to do so, any bar, pub, tavern, restaurant, food or alcoholic beverage service facility, or any retail establishment (like a liquor store or convenience store) that (a) features beer, wine, and related products as a primary menu item; (b) serves craft beer; or (c) has more than 6 beers on tap, other than a WOB Tavern operated under a franchise agreement with us. This Section does not prohibit you or your owners from having a direct or indirect interest as a disclosed or beneficial owner in a publicly held Competitive Business, as long as such securities represent less than 5% of the number of shares of that class of securities which are issued and outstanding.

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10	MARKS

Ownership and Goodwill of Marks. Your right to use the Marks is derived solely from this Agreement and the Franchise Agreements and limited to your operation of the WOB Taverns at the Sites pursuant to and in compliance with the Franchise Agreements and all standards and specifications we prescribe from time to time during term of the Franchise Agreements. Your unauthorized use of the Marks will be a breach of this Agreement and an infringement of our rights in and to the Marks. You acknowledge and agree that your use of the Marks and any goodwill established by such use will be exclusively for our benefit and that neither this Agreement nor the Franchise Agreements confer any goodwill or other interests in the Marks upon you (other than the right to operate the WOB Taverns in compliance with the Franchise Agreements). All provisions of this Agreement and the Franchise Agreements applicable to the Marks apply to any additional proprietary trade and service marks and commercial symbols we authorize you to use.

Limitations on Your Use of Marks. You agree to use the Marks as the sole identification of the WOB Taverns, except that you agree to identify yourself as the independent owner in the manner we prescribe in the Manuals or otherwise. We will place a conspicuous notice at a place we designate in each of your Taverns identifying you as its independent owner and operator. You agree not to remove, destroy, cover or alter that notice without our prior consent. If you do not do so, we may accomplish the notice or identification as we see fit, and you agree to reimburse us for doing so. You may not use any Mark as part of any corporate or legal business name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos we license to you), or in any modified form, nor may you use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner we have not expressly authorized in writing. No Mark may be used in any advertising concerning the transfer, sale or other disposition of any Tavern or an ownership interest in you. You agree to display the Marks prominently in the manner we prescribe at the Taverns, on supplies or materials we designate and in connection with forms and advertising and marketing materials. You agree to give such notices of trade and service mark registrations as we specify and to obtain any fictitious or assumed name registrations required under applicable law.

Notification of Infringements and Claims. You agree to notify us immediately of any apparent infringement or challenge to your use of any Mark, or of any claim by any person of any rights in any Mark, and you agree not to communicate with any person other than us, our attorneys and your attorneys in connection with any such infringement, challenge or claim. We have sole discretion to take such action as we deem appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office, U.S. Copyright Office proceeding or any other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark. You agree to sign any and all instruments and documents, render such assistance and do such acts and things as, in the opinion of our attorneys, may be necessary or advisable to protect and maintain our interests in any litigation or U.S. Patent and Trademark Office, U.S. Copyright Office, or other proceeding or otherwise to protect and maintain our interests in the Marks.

Discontinuance of Use of Marks. If it becomes advisable at any time in our sole discretion for us and/or you to modify or discontinue the use of any Mark and/or use one or more additional or substitute trade or service marks, including the complete replacement of any Mark and usage of other marks (due to merger, acquisition or otherwise), you agree to comply with our directions within a reasonable time after receiving notice. We will reimburse you for your reasonable direct expenses of changing any of the WOB Taverns’ signs. However, we will not be obligated to reimburse you for any direct or indirect loss, including loss of revenue attributable to any modified or discontinued Mark or for any expenditures you make to promote a modified or substitute trademark or service mark.

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Indemnification. We will indemnify you against and reimburse you for all damages for which you are held liable in any proceeding arising out of your authorized use of any of our Marks, pursuant to and in compliance with this Agreement, resulting from claims by third parties that your use of any of the Marks infringes their trademark rights, and for all costs you reasonably incur in the defense of any such claim in which you are named as a party, so long as you have timely notified us of the claim and have otherwise complied with the terms of this Agreement. We will not indemnify you against the consequences of your use of the Marks except in accordance with the requirements of this Agreement. You must provide written notice to us of any such claim within 10 days of your receipt of such notice and you must tender the defense of the claim to us. We will have the right to defend any such claim and if we do so, we will have no obligation to indemnify or reimburse you for any fees or disbursements of any attorney retained by you. If we elect to defend the claim, we will have the right to manage the defense of the claim including the right to compromise, settle or otherwise resolve the claim, and to determine whether to appeal a final determination of the claim.

11	TRANSFERS

By Us. This Agreement is fully transferable by us, and inures to the benefit of any assignee or other legal successor to our interest, as long as such assignee or successor agrees to be bound by, and assumes all of our continuing obligations under this Agreement.

By You. You understand and acknowledge that the rights and duties created by this Agreement are personal to you (or your owners) and that we have granted our approval of you as an Area Developer in reliance upon our perceptions of the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of you (or your owners). Therefore, neither this Agreement (nor any interest in it) nor any part or all of the ownership or other interest in you, your Tavern(s) or your Development Rights may be transferred by you or your owners without our prior written approval. Any such transfer without our prior written approval constitutes a breach of this Agreement and is void and of no effect. As used in this Agreement, the term “transfer” includes your (or your owners') voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition of any interest in: (a) this Agreement; (b) you; (c) your Tavern(s); or (d) your Development Rights.

Franchise Transfers. A transfer of any Tavern developed pursuant to this Agreement may be made only in connection with the transfer of the Franchise Agreement for such Tavern, and a transfer of the Franchise Agreement for any such Tavern may be made only in connection with the transfer of all interests of yours in such Tavern (or the affiliate that owns such Tavern).

Franchise Transfers; Conditions for Approval of Transfer.

Application: If you (or, if you are a Business Entity, your owners) are in full compliance with this Agreement and all of the Franchise Agreements, we will not unreasonably withhold our approval of a transfer that meets all the applicable requirements of this Section. The proposed transferee and its owners must be individuals of good moral character and otherwise meet our then applicable standards for area developers.

Development Rights: If the transfer is of the Development Rights granted under this Agreement or a controlling interest in the Developer, or is one of a series of transfers which in the aggregate constitute the transfer of the Development Rights granted under this Agreement or a controlling interest in the Developer, all of the following conditions must be met prior to or concurrently with the effective date of the transfer:

the transferee must have sufficient business experience, aptitude and financial resources to operate your business and develop the Taverns and assume your obligations as an Area Developer;

you must transfer all of the Taverns you have developed under this Agreement;

you have paid all amounts owed to us or our affiliates which are then due and unpaid and submit all required reports and statements which have not yet been submitted, under this Agreement, any Franchise Agreement or any other agreement between you (or an affiliate) and us (or our affiliates);

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the transferee (or its owners) and personnel have agreed to complete our initial training program to our satisfaction;

the transferee must agree to be bound by and expressly assume all of the terms and conditions of this Agreement for the remainder of its term;

you (and your transferring owners) have signed a general release, in form satisfactory to us, of any and all claims against us, our affiliates and our and their respective shareholders, officers, directors, employees and agents;

we must approve the material terms and conditions of such transfer and determine that the price and terms of payment are not so burdensome as to affect adversely the future development of the Development Area or the transferee’s operation of its Taverns;

if the transferee finances any part of the sale price of the transferred interest, you (and your transferring owners) must agree that all obligations of the transferee under or pursuant to any promissory notes, agreements or security interests reserved by you (or your owners) must be subordinate to transferee's obligations to us and our affiliates to comply with this Agreement or Franchise Agreements executed by the transferee;

you (and your transferring owners) have signed and delivered to us a non-competition covenant in favor or us and the transferee, agreeing to be bound, commencing on the effective date of the transfer, by the restrictions contained in this Agreement;

you have paid us a transfer fee equal to $5,000 for each WOB Tavern for which a Franchise Agreement has not been executed; and

you have paid us the transfer fees in accordance with the terms and conditions of any and all executed Franchise Agreements being transferred in accordance with the transfer of your Development Rights.

In connection with any transfer permitted under this Section, you agree to provide us with all documents to be signed by you and the proposed assignee or transferee at least 30 business days prior to signing.

Right of First Refusal. If you (or your owners) at any time determine to transfer this Agreement (as defined above) you will obtain a bona fide, signed written offer and earnest money deposit (in the amount of 5% or more of the offering price) from a responsible and fully disclosed purchaser and submit an exact copy of such offer to us. The offer must apply only to an interest in this Agreement or you. It must not include the purchase of any other property or rights of you (or your owners). The offer must completely describe the purchase price, payment terms, terms of the assumption of liabilities and all other material terms of the transfer (including all exhibits and other information so that we may readily determine the foregoing). Within 30 days from the date we receive the copy of such offer, we may purchase your rights under this Agreement and the assets of your business on the terms and conditions contained in the offer provided to us, except that:

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we may substitute cash for any form of payment proposed in the offer (with a discounted amount if an interest rate will be charged on any deferred payments);

our credit will be deemed equal to the credit of any proposed purchaser;

we will have no less than 90 days to prepare for a closing; and

we are entitled to receive, and you and your owners agree to make, all customary representations and warranties given by the seller of the assets of a business or with the capital stock of an incorporated business, as applicable, including, without limitation, representations and warranties as to:

ownership and condition of and title to stock or other forms of ownership interests and/or assets;

liens and encumbrances relating to the stock or other ownership interests and/or assets; and

validity of contracts and the liabilities contingent or otherwise of the corporation whose stock is being purchased.

The 30-day period will not commence until you have delivered to us full and complete documentation to enable us to fully evaluate the offer. If we do not exercise our right of first refusal, you or your owners may complete the transfer on the terms contained in the offer, subject to our approval of the transfer as described in this Section of this Agreement. If the transfer as described in the offer is not completed within 120 days after delivery of the offer to us, or if there is a material change in the terms of the transfer, we will again have the right of first refusal as described in this Agreement.

Transfer to a Business Entity. If you are in full compliance with this Agreement, you may transfer this Agreement to a Business Entity that conducts no business other than as an Area Developer and in developing and operating Taverns granted under this Agreement, and, if applicable, other Taverns or services as an Area Developer, so long as you own, control and have the right to vote 51% or more of the issued and outstanding ownership interests of the Business Entity (like stock or partnership interests) and you guarantee its performance under this Agreement. All other owners are subject to our approval. The organizational or governing documents of the Business Entity must recite that the issuance and transfer of any ownership interests in the Business Entity are restricted by the terms of this Agreement, are subject to our approval, and all certificates or other documents representing ownership interests in the Business Entity must bear a legend referring to the restrictions of this Agreement. As a condition of our approval of the issuance or transfer of ownership interests to any person other than you, we may require (in addition to the other requirements we have the right to impose) that the proposed owner sign an agreement, in a form provided or approved by us, agreeing to be bound jointly and severally by, to comply with, and to guarantee the performance of, all of your obligations under this Agreement.

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Death or Permanent Disability. Upon your death or permanent disability or, if you are a Business Entity, the death or disability of the owner of a controlling interest in you, your or such owner’s executor, administrator, conservator or other personal representative must transfer your interest in this Agreement or such owner’s interest in you to a third party. Such disposition of this Agreement or the interest in you (including, without limitation, transfer by bequest or inheritance) must be completed within a reasonable time, not to exceed 6 months from the date of death or disability, and will be subject to all of the terms and conditions applicable to transfers contained in this Section 11. A failure to transfer your or such owner’s interest within this time period constitutes a breach of this Agreement. For purposes of this Agreement, the terms “disability” means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you or an owner of a controlling interest in you from performing your duties as an Area Developer pursuant to this Agreement. Our consent to a transfer of any interest subject to the restrictions of this Section does not constitute a waiver of any claims we may have against the assignor; nor will it be deemed a waiver of our right to demand the assignee’s exact compliance with any of the terms or conditions of this Agreement or any Franchise Agreements.

12	TERMINATION

Termination by You. You may terminate this Agreement if you (and your owners) are in substantial compliance with this Agreement and we materially breach this Agreement and do not correct or commence correction of such failure within 60 days after written notice of such material failure is delivered to us. You termination of this Agreement for any other reason or without such notice will be deemed a termination without cause.

Termination by Us. We may immediately terminate this Agreement effective upon written notice to you, without opportunity to cure, if:

you (or any of your owners) have made any material misrepresentation or omission in connection with your purchase of these Development Rights or any of the Taverns;

you fail to establish and open Taverns in accordance with the Development Schedule;

you fail to maintain in continuous operation the minimum cumulative number of Taverns required by the Development Schedule to be in operation during the applicable time period;

you fail to pay when due any amount owed to us or our affiliates, whether under this Agreement or not, and do not correct such failure within 10 days after written notice of such failure is delivered to you;

you fail to pay when due any amount owned to any creditor, supplier or lessor of any Tavern developed hereunder or any taxing authority for any federal, state or local taxes (other than amounts being bona fide disputed through appropriate proceedings) and you do not correct such failure within 10 days after written notice of such failure is delivered to you;

you surrender or transfer control of this Agreement, the Development Rights or one or more of your Taverns without our prior written consent;

you (or any of your owners) are or have been convicted by a trial court of, or plead or have pleaded no contest or guilty to, a felony or other serious crime or offense that is likely to adversely affect the reputation of the System and the goodwill associated with the Marks;

you (or any of your owners) engage in any dishonest or unethical conduct which may adversely affect your reputation, our reputation, or the reputation of the System and the goodwill associated with the Marks;

you (or any of your owners) make an unauthorized assignment of this Agreement, your Development Rights, and ownership interest in you (if you are a Business Entity), or an interest in one or more of your Tavern(s);

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in the event of your death or disability (or the death or disability of the owner of a controlling interest in you), this Agreement (or such owner’s interest in you) is not assigned as required under this Agreement;

you (or any of your owners) make any unauthorized use of the Marks or any unauthorized use or disclosure of any Confidential Information;

you (or any of your owners) make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debts generally as they become due; or you (or any of your owners) consent to the appointment of a receiver, trustee or liquidator of all or the substantial part of your property; or any order appointing a receiver, trustee or liquidator is not vacated within 30 days following the entry of such order;

we have delivered to you a notice of termination of a Franchise Agreement in accordance with its terms and conditions or you have terminated a Franchise Agreement without cause, as defined in such agreement;

you fail to comply with any other provision of this Agreement or any other agreement with us or our affiliates and do not correct such failure within 30 days after written notice of such failure to comply is delivered to you; or

you fail on 2 or more separate occasions within any 12 consecutive month period or on 3 occasions during the term of this Agreement to comply with this Agreement or any Franchise Agreement, after we have notified you of the failure (pursuant to the terms of this Agreement or such Franchise Agreement), whether or not such failures to comply are corrected after notice of the failure is delivered to you.

13	RIGHTS AND OBLIGATIONS ON TERMINATION

Continuing Obligations. All of the obligations under this Agreement which expressly or by their nature survive the expiration or termination of this Agreement continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement, until they are satisfied in full or by their nature expire.

Payment of Amounts Owed to Us. You agree to pay us and our affiliates all amounts owed to us and our affiliates within the later of: (i) 15 days after the effective date of termination of expiration of this Agreement; or (ii) the date such amounts are due.

Competitive Restrictions. Upon termination or expiration of this Agreement for any reason whatsoever, you and your owners agree that, for a period of 2 years commencing on the effective date of termination or expiration (and for such longer period of time as may be provided in any applicable Franchise Agreement), neither you nor any of your owners will, directly or indirectly (e.g., through a spouse or child):

have any direct or indirect interest as a disclosed or beneficial owner in any Competitive Business located or operating within the Development Area or within 10 miles of any WOB Tavern in operation or under construction on the effective date of the termination or expiration of this Agreement;

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perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business located or operating within the Development Area or within 10 miles of any WOB Tavern in operation or under construction on the effective date of the termination or expiration of this Agreement;

recruit or hire any person who is our employee or the employee of any WOB Tavern owned by us, our affiliates or our franchisees without obtaining the prior written permission of that person’s employer; or

divert or attempt to divert any business or customer of WOB Taverns to any Competitive Business or otherwise take any action injurious or prejudicial to the goodwill associated with the Marks and the System.

If any person restricted by this Section refuses voluntarily to comply with the foregoing obligations, the 2 year period will be extended by the period of noncompliance. You and your owners expressly acknowledge that you possess skills and abilities of a general nature and have other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Section will not deprive you of your personal goodwill or ability to earn a living.

Grant of Franchises. Upon termination or expiration of this Agreement for any reason, your rights under this Agreement will terminate and you agree to immediately and permanently cease your development activities. We will then have no further obligation to grant you additional franchises for WOB Taverns and will be free to operate, or grant other persons franchises to operate, WOB Taverns within the Development Area.

Marks and Confidential Information. Except in connection with Taverns you are then operating under Franchise Agreements, or with respect to which a Franchise Agreement has been signed, you agree to immediately and permanently cease to use, by advertising or in any manner whatsoever, the Marks and the Confidential Information; slogan, trademarks, trade names, service marks, designs, trade dress or logos which are similar in nature to the Marks; or any equipment, materials, forms, confidential methods, procedures, recipes and techniques associated with or similar to the WORLD OF BEER® System or which display the Marks or any other distinctive forms, slogans, signs, symbols, trade dress or devices associated with or belonging to us.

14	RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.

Independent Contractors. You and we understand and agree that this Agreement does not create a fiduciary relationship between the parties. We and you are independent contractors. Nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose. You agree to conspicuously identify yourself in all dealings as the owner of development rights granted under an Area Development Agreement with us in the ways we specify for doing so. If you do not, we may place such notices to accomplish the foregoing and you must reimburse us for doing so. You agree to place notices of independent ownership on such forms, business cards, stationery, advertising and other materials as we may require from time to time. If you do not do so, we may place the notices and accomplish the foregoing as we see fit, and you must reimburse us for doing so.

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No Liability for Acts of Other Party. You agree not to employ any of the Marks in signing any contract or applying for any license or permit, or in a manner that may result in our liability for any of your indebtedness or obligations, and you further agree not to use the Marks in any way we have not expressly authorized. Neither we nor you will (i) make any express or implied agreements, warranties, guarantees or representations, or incur any debt in the name, or on behalf, of the other; (ii) represent that our respective relationship is other than franchisor and area developer/franchisee; or (iii) be obligated by, or have any liability under, any agreements or representations made by the other that are not expressly authorized in writing. We will not be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Center(s) you conduct pursuant to this Agreement.

Taxes. We will have no liability for any sales, use, service, occupation, excise, gross receipts, income, payroll, property or other taxes, whether levied upon you or your assets or upon us, arising in connection with the business conducted by you pursuant to this Agreement or any Franchise Agreement (except any taxes we are required by law to collect from you with respect to purchases from us). Payment of all such taxes is solely your responsibility.

Indemnification. Subject to Section 16.1, you agree to indemnify, defend and hold us and our affiliates and our respective shareholders, directors, officers, employees, agents, successors and assignees (the “Indemnified Parties”) harmless from and against, and to reimburse any one or more of the Indemnified Parties for, all claims, obligations and damages described in this Section, any and all taxes described in this Agreement and any and all claims and liabilities directly or indirectly arising out of the operation of one or more of your WOB Taverns (even if our negligence is alleged, but not proven), your operations as an Area Developer, or your breach of this Agreement. For purposes of this indemnification, “claims” means and includes all obligations, damages (actual, consequential or otherwise) and costs reasonably incurred in the defense of any claim against any of the Indemnified Parties, including, without limitation, reasonable accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses. The Indemnified Parties have the right to defend any such claim against them in such manner as they deem appropriate or desirable in their sole discretion. This indemnity will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. Under no circumstances will we or any other Indemnified Party be required to seek recovery from any insurer or other third party, or otherwise to mitigate our, their or your losses and expenses, in order to maintain and recover fully a claim against you. You agree that a failure to pursue such recovery or mitigate a loss will in no way reduce or alter the amounts we or another Indemnified Party may recover from you.

15	ENFORCEMENT

Conflicts with Other Agreements. In the event that one or more of the provisions of this Agreement are inconsistent with one or more provisions governing the same or similar subject matter in a separate agreement with us, the provisions providing the greatest protection to us, or imposing the greatest burden on you, will govern.

Severability; Substitution of Valid Provisions. Except as otherwise stated in this Agreement, each provision of this Agreement, and any portion of any provision, are severable. The remainder of this Agreement will continue in full force and effect. To the extent that any provision restricting your competitive activities is deemed unenforceable, you and we agree that such provisions will be enforced to the fullest extent permissible under governing law. This Agreement will be deemed automatically modified to comply with such governing law if any applicable law requires: (a) a greater prior notice of the termination of or refusal to renew this Agreement; or (b) the taking of some other action not described in this Agreement. We may modify such invalid or unenforceable provision to the extent required to be valid and enforceable. In such event, you will be bound by the modified provisions.

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Waivers. We will not be deemed to have waived our right to demand exact compliance with any of the terms of this Agreement, even if at any time: (a) we do not exercise a right or power available to us under this Agreement; or (b) we do not insist on your strict compliance with the terms of this Agreement; or (c) if there develops a custom or practice which is at variance with the terms of this Agreement; or (d) if we accept payments which are otherwise due to us under this Agreement. Similarly, our waiver of any particular breach or series of breaches under this Agreement or of any similar term in any other agreement between you and us or between us and any other franchise owner, will not affect our rights with respect to any later breach by you or anyone else.

Limitation of Liability. Neither of the parties will be liable for loss or damage or deemed to be in breach of this Agreement if failure to perform obligations results from:

compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof;

acts of God, terror, war or similar events;

acts or omissions of a similar event or cause.

However, such events or delays do not excuse payments of amounts owed at any time.

Approval and Consents. Whenever this Agreement requires our advance approval, agreement or consent, you agree to make a timely written request for it. Our approval or consent will not be valid unless it is in writing. Except where expressly stated otherwise in this Agreement, we have the absolute right to refuse any request by you or to withhold our approval of any action or omission by you. If we provide to you any waiver, approval, consent, or suggestion, or if we neglect or delay our response or deny any request for any of those, we will not be deemed to have made any warranties or guarantees which you may rely on, and will not assume any liability or obligation to you.

Waiver of Punitive Damages. EXCEPT FOR YOUR OBLIGATIONS TO INDEMNIFY US AND CLAIMS FOR UNAUTHORIZED USE OF THE MARKS OR CONFIDENTIAL INFORMATION, YOU AND WE EACH WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY RIGHT TO, OR CLAIM FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER. YOU AND WE ALSO AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN YOU AND US, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

Limitations of Claims. ANY AND ALL CLAIMS ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP AMONG YOU AND US MUST BE MADE BY WRITTEN NOTICE TO THE OTHER PARTY WITHIN 1 YEAR FROM THE OCCURRENCE OF THE FACTS GIVING RISE TO SUCH CLAIM (REGARDLESS OF WHEN IT BECOMES KNOWN), EXCEPT FOR CLAIMS ARISING FROM: (A) CLAIMS FOR INDEMNIFICATION; AND/OR (B) UNAUTHORIZED USE OF THE MARKS. HOWEVER, THIS PROVISION DOES NOT LIMIT THE RIGHT TO TERMINATE THIS AGREEMENT IN ANY WAY.

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Governing Law. EXCEPT TO THE EXTENT THIS AGREEMENT OR ANY PARTICULAR DISPUTE IS GOVERNED BY THE U.S. TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. §1051 AND THE SECTIONS FOLLOWING IT) OR OTHER FEDERAL LAW, THIS AGREEMENT AND THE FRANCHISE ARE GOVERNED BY FLORIDA LAW WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCLUDING ANY LAW REGULATING THE SALE OF FRANCHISES OR GOVERNING THE RELATIONSHIP BETWEEN A FRANCHISOR AND FRANCHISEE, UNLESS THE JURISDICTIONAL REQUIREMENTS OF SUCH LAWS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION. ALL MATTERS RELATING TO ARBITRATION ARE GOVERNED BY THE FEDERAL ARBITRATION ACT. References to any law or regulation also refers to any successor laws or regulations and any implementing regulations for any statute, as in effect at the relevant time. References to a governmental agency also refer to any successor regulatory body that succeeds to the function of such agency.

Jurisdiction. YOU AND WE CONSENT, AND IRREVOCABLY SUBMIT TO, THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF COMPETENT JURISDICTION FOR HILLSBOROUGH COUNTY, FLORIDA, AND WAIVE ANY OBJECTION TO THE JURISDICTION AND VENUE OF SUCH COURTS. THE EXCLUSIVE CHOICE OF JURISDICTION DOES NOT PRECLUDE THE BRINGING OF ANY ACTION BY THE PARTIES FOR THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY SUCH JURISDICTION, IN ANY OTHER APPROPRIATE JURISDICTION OR THE RIGHT OF THE PARTIES TO CONFIRM OR ENFORCE ANY ARBITRATION AWARD IN ANY APPROPRIATE JURISDICTION.

Waiver of Jury Trial. YOU AND WE EACH IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER YOU OR US.

Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative and neither you nor we will be prohibited from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

Costs and Attorneys' Fees. If a claim for amounts owed by you to us or any of our affiliates is asserted in any legal or arbitration proceeding or if either you or we are required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding will be entitled to reimbursement of its costs and expenses, including reasonable accounting and attorneys fees. Attorneys fees will include, without limitation, reasonable legal fees charged by attorneys, paralegal fees, and costs and disbursements, whether incurred prior to, or in preparation for, or contemplation of, the filing of written demand or claim, action, hearing, or proceeding to enforce the obligations of the parties under this Agreement.

Binding Effect. This Agreement is binding on and will inure to the benefit of our successors and assigns. Except as otherwise provided in this Agreement, this Agreement will also be binding on your successors and assigns, and your heirs, executors and administrators.

Entire Agreement. This Agreement, all exhibits to this Agreement and all ancillary agreements executed contemporaneously with this Agreement constitute the entire agreement between the parties with reference to the subject matter of this Agreement and supersede any and all prior negotiations, understandings, representations and agreements. Notwithstanding the foregoing, nothing in this Agreement shall disclaim or require Franchisee to waive reliance on any representation that Franchisor made in the most recent disclosure document (including its exhibits and amendments) that Franchisor delivered to Franchisee or its representative, subject to any agreed-upon changes to the contract terms and conditions described in that disclosure document and reflected in this Agreement (including any riders or addenda signed at the same time as this Agreement). Except as expressly provided otherwise in this Agreement, this Agreement may be modified only by written agreement signed by both you and us.

No Liability to Others; No Other Beneficiaries. We will not, because of this Agreement or by virtue of any approvals, advice or services provided to you, be liable to any person or legal entity who is not a party to this Agreement. Except as specifically described in this Agreement, no other party has any rights because of this Agreement.

Construction. The headings of the sections are for convenience only. If two or more persons are at any time developers hereunder, whether or not as partners or joint venturers, their obligations and liabilities to us are joint and several, and the term “you” refers to all of them. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and together will constitute one and the same instrument. “A or B” means “A” or “B” or both.

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Certain Definitions. The term “family member” refers to parents, spouses, offspring and siblings, and the parents and siblings of spouses. The term “affiliate” means any Business Entity directly or indirectly owned or controlled by a person, under common control with a person or controlled by a person. The terms “developer, franchisee, franchise owner, you and your” are applicable to one or more persons or a Business Entity, as the case may be. The singular use of any pronoun also includes the plural and the masculine and neuter usages include the other and the feminine. The term “person” includes individuals, corporations, partnerships (general or limited), limited liability companies, and all artificial or legal entities. The term “section” refers to a section or subsection of this Agreement. The word “control” means the power to direct or cause the direction of management and policies. The word “owner” means any person holding a direct or indirect, legal or beneficial ownership interest or voting rights in another person (or a transferee of this Agreement or an interest in you), including any person who has a direct or indirect interest in you or this Agreement and any person who has any other legal or equitable interest, or the power to vest in himself any legal or equitable interest, in the revenue, profits, rights or assets.

Timing. Time is of the essence of this Agreement. It will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement. In computing time periods from one date to a later date, the words “from” and “commencing on” (and the like) mean “from and including”; and the words “to,” “until” and “ending on” (and the like) mean “to but excluding.” Indications of time of day mean Tampa, Florida time.

Private Disputes. ANY DISPUTE AND ANY LITIGATION WILL BE CONDUCTED AND RESOLVED ON AN INDIVIDUAL BASIS ONLY AND NOT A CLASS-WIDE, MULTIPLE PLAINTIFF OR SIMILAR BASIS. ANY SUCH PROCEEDING WILL NOT BE CONSOLIDATED, EXCEPT FOR DISPUTES INVOLVING AFFILIATES OF THE PARTIES.

16	DISPUTE RESOLUTION

Mediation. During the term of this Agreement, certain disputes may arise between you and us that may be resolvable through mediation. To facilitate such resolution, you and we agree each party must, before commencing any arbitration proceeding, submit the dispute to non-binding mediation at a mutually agreeable location (if you and we cannot agree on a location, the mediation will be conducted at our headquarters) to 1 mediator, appointed under the American Arbitration Association's Commercial Mediation Rules. The mediator will conduct the mediation in accordance with those rules. You and we agree that any statements made by either you or us in any such mediation proceedings will not be admissible in any subsequent arbitration or legal proceeding. Each party will bear its own costs and expenses of conducting the mediation and share equally the cost of any third parties who are required to participate. Nevertheless, both you and we have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction. However, the parties must immediately and contemporaneously submit the dispute for non-binding mediation. If the dispute between you and us cannot be resolved through mediation within 60 days following the appointment of the mediator, the parties must submit the dispute to arbitration subject to the following terms and conditions.

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Agreement to Arbitrate. EXCEPT FOR DISPUTES (AS DEFINED BELOW) RELATED TO OR BASED ON THE MARKS (WHICH AT OUR SOLE OPTION MAY BE SUBMITTED TO ANY COURT OF COMPETENT JURISDICTION) AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BY THIS AGREEMENT, ANY LITIGATION, CLAIM, DISPUTE, SUIT, ACTION, CONTROVERSY, PROCEEDING OR OTHERWISE (“DISPUTE”) BETWEEN OR INVOLVING YOU AND US (AND/OR INVOLVING YOU AND/OR ANY CLAIM AGAINST OR INVOLVING ANY OF OUR OR OUR AFFILIATES' SHAREHOLDERS, DIRECTORS, PARTNERS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, AFFILIATES, GUARANTORS OR OTHERWISE), WHICH ARE NOT RESOLVED WITHIN 45 DAYS OF NOTICE FROM EITHER YOU OR WE TO THE OTHER, WILL BE SUBMITTED TO ARBITRATION TO THE PLACE OF BUSINESS OF THE AMERICAN ARBITRATION ASSOCIATION CLOSEST TO OUR HEADQUARTERS IN TAMPA, FLORIDA. THE ARBITRATION WILL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION PURSUANT TO ITS COMMERCIAL ARBITRATION RULES. ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. §§1, ET SEQ.) AND NOT BY ANY STATE ARBITRATION LAW. THE PARTIES TO ANY ARBITRATION WILL EXECUTE AN APPROPRIATE CONFIDENTIALITY AGREEMENT, EXCEPTING ONLY SUCH DISCLOSURES AND FILINGS AS ARE REQUIRED BY LAW.

Place and Procedure. THE ARBITRATION PROCEEDINGS WILL BE CONDUCTED AT OUR HEADQUARTERS IN TAMPA, FLORIDA. ANY DISPUTE AND ANY ARBITRATION WILL BE CONDUCTED AND RESOLVED ON AN INDIVIDUAL BASIS ONLY AND NOT A CLASS-WIDE, MULTIPLE PLAINTIFF OR SIMILAR BASIS. ANY SUCH ARBITRATION PROCEEDING WILL NOT BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING INVOLVING ANY OTHER PERSON, EXCEPT FOR DISPUTES INVOLVING AFFILIATES OF THE PARTIES TO SUCH ARBITRATION. THE PARTIES AGREE THAT, IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING, EACH MUST SUBMIT OR FILE ANY CLAIM WHICH WOULD CONSTITUTE A COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THE SAME PROCEEDING AS THE DISPUTE TO WHICH IT RELATES. ANY SUCH DISPUTE WHICH IS NOT SUBMITTED OR FILED IN SUCH PROCEEDING WILL BE BARRED.

Awards and Decisions. THE PROCEEDINGS WILL BE HEARD BY A PANEL OF 3 ARBITRATORS. EACH PARTY WILL SELECT 1 ARBITRATOR, AND THE 2 ARBITRATORS WILL SELECT THE THIRD ONE. THE ARBITRATORS WILL HAVE THE RIGHT TO AWARD ANY RELIEF WHICH THEY DEEM PROPER IN THE CIRCUMSTANCES, INCLUDING, FOR EXAMPLE, MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THEIR DUE DATE(S)), SPECIFIC PERFORMANCE, TEMPORARY AND/OR PERMANENT INJUNCTIVE RELIEF, AND REIMBURSEMENT OF ATTORNEYS' FEES AND RELATED COSTS TO THE PREVAILING PARTY. THE ARBITRATORS WILL NOT HAVE THE AUTHORITY TO AWARD EXEMPLARY OR PUNITIVE DAMAGES EXCEPT AS OTHERWISE PERMITTED BY THIS AGREEMENT, NOR THE RIGHT TO DECLARE ANY MARK GENERIC OR OTHERWISE INVALID. YOU AND WE AGREE TO BE BOUND BY THE PROVISIONS OF ANY LIMITATIONS OF THE TIME IN WHICH CLAIMS MUST BE BROUGHT UNDER APPLICABLE LAW OR UNDER THIS AGREEMENT, WHICHEVER EXPIRES EARLIER. THE AWARD AND DECISION OF THE ARBITRATORS WILL BE CONCLUSIVE AND BINDING AND JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY ARBITRATION AWARD MAY BE ENFORCED AGAINST EITHER OR BOTH OF THEM IN A COURT OF COMPETENT JURISDICTION AND EACH WAIVES ANY RIGHT TO CONTEST THE VALIDITY OR ENFORCEABILITY OF SUCH AWARD. WITHOUT LIMITING THE FOREGOING, THE PARTIES WILL BE ENTITLED IN ANY SUCH ARBITRATION PROCEEDING TO THE ENTRY OF AN ORDER BY A COURT OF COMPETENT JURISDICTION PURSUANT TO AN OPINION OF THE ARBITRATORS FOR SPECIFIC PERFORMANCE OF ANY OF THE REQUIREMENTS OF THIS AGREEMENT. JUDGMENT UPON AN ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION AND WILL BE BINDING, FINAL AND NON-APPEALABLE.

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Specific Performance. NOTHING IN THIS AGREEMENT WILL PREVENT YOU OR WE FROM OBTAINING TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION. HOWEVER, YOU AND WE MUST CONTEMPORANEOUSLY SUBMIT A DISPUTE FOR ARBITRATION ON THE MERITS.

Third Parties. THE ARBITRATION PROVISIONS OF THIS AGREEMENT ARE INTENDED TO BENEFIT AND BIND CERTAIN THIRD PARTY NON-SIGNATORIES, AND ALL OF YOUR AND OUR PRINCIPAL OWNERS AND AFFILIATES.

Survival. THIS PROVISION CONTINUES IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT FOR ANY REASON.

17	NOTICES AND PAYMENTS.

All written notices and reports permitted or required under this Agreement or by the Manuals will be deemed delivered:

2 business days after being placed in the hands of a commercial airborne courier service for next business day delivery; or

3 business days after placement in the United States mail by certified mail, return receipt requested, postage prepaid.

We may direct notices to your affiliates to you. All notices must be addressed to the parties as follows:

If to Us:	WORLD OF BEER FRANCHISING, INC.
10910 Sheldon Road
Tampa, Florida 33626
Attention: President

If to You:	SOUTHEAST FLORIDA CRAFT, LLC
P.O. Box 810245
Boca Raton, FL 33481
Attention: Glenn E. Straub

Either you or we may change the address for delivery of all notices and reports and any such notice will be effective within 10 business days of any change in address. Any required payment or report not actually received by us during regular business hours on the date due (or postmarked by postal authorities at least 2 days prior to such date, or in which the receipt from the commercial courier service is not dated prior to 2 days prior to such date) will be deemed delinquent.

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[Signature Page on Following Page]

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Intending to be bound, you and we sign and deliver this Agreement effective as of the Agreement Date, regardless of the actual date of signature.

“US”:		“YOU”:

WORLD OF BEER FRANCHISING, INC.,		SOUTHEAST FLORIDA CRAFT, LLC
a Florida corporation		a Florida limited liability company

By:	/s/ Benjamin P. Novello	By:	/s/ James D. Cecil
Print Name:	Benjamin P. Novello	Print Name:	James D. Cecil
Title:	Chief Executive Officer	Title:	Managing M ember
Date:	2/9/16	Date:	1/6/16

[Signature Page to World of Beer Franchising, Inc. Area Development Agreement]

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EXHIBIT A

TO THE

AREA DEVELOPMENT AGREEMENT

INDEX

This Index is intended as a general guideline to assist you in reading the Area Development Agreement. You must review the Area Development Agreement to get an exact definition of a term.

Page
affiliate	21
Agreement	1
Agreement Date	1
Business Entity	3
claims	18
Competitive Business	10
Confidential Information	8
control	21
Developer	1
Development Area	4
Development Fee	6
Development Rights	4
Development Schedule	4
disability	15
DISPUTE	22
family member	21
Franchise Agreement	4
Franchise Fee	6
franchise owner	21
franchisee	21
Improvements	9
Indemnified Parties	18
Manuals	9
Marks	1
owner	21
person	21
section	21
System	1
Taverns	1
transfer	12
WOB Taverns	1

EXHIBIT B

TO THE

AREA DEVELOPMENT AGREEMENT

DEVELOPMENT AREA AND DEVELOPMENT SCHEDULE

Development Area (per Section 3.1):

The Counties of Broward and Miami-Dade in the State of Florida

☐	Check box if map is attached.

Development Schedule: You agree to have open and operating at least the following minimum, cumulative number of Taverns by the date specified:

Cumulative Number of Stores to be Developed	Last Date to Establish and Open the Store
1	12 months from Agreement Date
2	24 months from Agreement Date
3	36 months from Agreement Date
4	48 months from Agreement Date
5	60 months from Agreement Date

“US”:		“YOU”:

WORLD OF BEER FRANCHISING, INC.,		SOUTHEAST FLORIDA CRAFT, LLC
a Florida corporation		a Florida limited liability company

By:	/s/ Benjamin P. Novello	By:	/s/ James D. Cecil
Print Name:	Benjamin P. Novello	Print Name:	James D. Cecil
Title:	Chief Executive Officer	Title:	Manager
Date:	2/9/16	Date:	2/9/16

EXHIBIT B

FORM OF OPERATING AGREEMENT_

_____________, LLC

OPERATING AGREEMENT

As of ___________, 2016

OPERATING AGREEMENT

THIS OPERATING AGREEMENT (the “Agreement”) of ___________, LLC, a Florida limited liability company (the “Company”), dated as of ___________, 2016, by and among Southeast Florida Craft, LLC and Attitude Beer Holding Co. (each a “Member and collectively the “Members”).

WHEREAS, the Company, was formed as a limited liability company pursuant to the laws of the State of Florida by filing the Articles of Organization with the Florida Secretary of State on __________, as the same may be amended, supplemented or modified from time to time (the “Articles of Organization”); and

WHEREAS, the undersigned desire to provide for the regulation and establishment of the affairs of the Company, the conduct of its business and the relations among them as Members of the Company.

NOW THEREFORE, for and in consideration of the premises stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

DEFINITIONS

Definitions. As used herein, the following terms have the following respective meanings:

“Act” shall mean the Limited Liability Company Law of the State of Florida and any successor statute, as amended from time to time.

“Adjusted Capital Account” means the cash contributed by a Member, (i) reduced from time to time by cash distributions from the Company to him in accordance with Section 5.2(b)(ii) herein, and (ii) increased from time to time by any additional cash contributions made by him in accordance with Section 3.2(a) herein, and (iii) otherwise adjusted as required under Treasury Regulations § 1.704-1(b)(2)(iv).

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

“Agreement” means this Operating Agreement, as amended from time to time.

“Available Cash” means all cash of the Company after paying its current obligations and making the appropriate reservations for foreseeable future expenses.

“Bankruptcy”, with respect to any Person, means (i) making an assignment for the benefit of creditors, (ii) filing a voluntary petition in bankruptcy, (iii) becoming the subject of an order for relief or being-declared insolvent in any federal or state bankruptcy or insolvency proceeding (unless such order is dismissed within ninety (90) days following entry), (iv) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, (v) filing an answer or other pleading admitting or failing to contest the material allegation of a petition filed against it in any proceeding similar in nature to those described in the preceding clause, or otherwise failing to obtain dismissal of such petition within one hundred- twenty (120) days following its filing, or (vi) seeking, consenting to, or acquiescing in, the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties.

“Capital Contribution” means the aggregate capital contribution made from time to time in cash by a Member to the Company.

“Capital Proceeds” means the proceeds of the sale of all or substantially all the assets of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Company” means __________, a Florida limited liability company.

“Incompetency,” with respect to any member who is a natural person, shall mean the entry by a court of competent jurisdiction of an order or decree adjudicating such Member incompetent to manage his person or his estate.

“Interest(s)” means an interest as a Member of the Company.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, conditional sale agreement or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset.

“Liquidator” means the Manager, or if there are no Manager at the time in question, such other Person who is appointed in accordance with applicable law to take all actions related to the winding up of the Company’s business and the distribution of the Company’s assets.

“Manager” means Southeast Florida Craft , LLC.

“Management Fee” shall mean 4% of Net Sales. Net Sales shall mean the total revenue from sales generated by a company, less deduction of returns, allowances for damaged or missing goods and any discounts allowed.

“Member” means any of those Persons identified above as Members and any substitute or additional Member in such Person’s capacity as a member of the Company.

“Member Majority” or “Majority of Members” means, at any time, any combination of Members holding, in the aggregate, a majority of all of the Interests.

“Membership Interest” shall mean the same thing as Interest as defined in Section 1.1(o) herein.

“Membership Percentage” means, with respect to each Member, the percentage set forth in “Schedule A” attached hereto.

“Net Profits and Net Losses” means, for any period, the net profits and net losses, respectively, derived from the operation of the Company for Federal income tax purposes, including gains and losses on the sale of all or any portion of the Company’s assets.

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“Notice” means a written notice containing all information which is either desirable, relevant or necessary to satisfy the purposes for which such notice is being delivered.

“Operating Reserves” means cash reserves of the Company held by the Company to ensure it can make future payments despite any drop in revenue. Operating Reserves shall not exceed two (“2”) months expenses determined by taking the average monthly expense for the previous 12 months.

“P&L Participant” means a person entitled to participate in the profits and losses of the Company but shall not be a Member of the Company and shall not have any voting rights, equity interest or stake in the Company. A P&L Participant shall solely have a contractual agreement with the Company.

“Person” means any natural person, corporation (stock or nonstock), limited liability company, limited partnership, general partnership, joint stock company, joint venture, association (profit or nonprofit), company, estate, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

“Transfer” means the sale, transfer, assignment, pledge, mortgage, hypothecation, encumbrance, distribution or other disposition of any Interests.

“Treasury Regulations” means regulations adopted by the Treasury Department of the United States governing application and enforcement of the Code. Any reference to a section or provision of the Treasury Regulations shall be deemed to refer also to such section or provision as amended or superseded.

“Unreturned Capital Contribution” of any Member means, at any date, the Capital Contributions of such Member reduced from time to time (but not below zero) by any distribution to such Member pursuant to Section 5.2(b)(ii) hereof.

THE COMPANY; THE MEMBERS; VOTING RIGHTS

Registered Office and Registered Agent. The address of the registered office of the Company is 505 S. Flagler Drive, Suite #1010, West Palm Beach, FL, 33401 and the registered agent is _____________B, LLC.

Principal Office. The address of the principal office of the Company shall be 505 S. Flagler Drive, Suite #1010, West Palm Beach, FL, 33401 or such other place as the Manager may from time to time determine.

Duration. The Company’s existence shall continue until dissolved in accordance with the Act and this Agreement.

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Maintenance. The Members shall promptly sign and file all certificates, amendments or other instruments as required by law to maintain the Company in good standing as a limited liability company in all jurisdictions in which it conducts business, including without limitation, as required to comply with any fictitious name statutes.

Changes in Registered Office, etc. The Manager may make such changes in the registered office, registered agent and principal office as they may deem necessary or advisable, and shall give Notice to all Members promptly following any such change. The Company may maintain such other or additional business offices at such other place or places as the Manager may from time to time deem advisable.

Business Purpose. The Company is formed and organized to engage in the following business:

To own, improve, develop, operate and manage a World of Beer Franchise in ______________; and

To engage in any business related or incidental to one or more of the foregoing activities.

The Members have entered into a Joint Venture Agreement dated January _, 2016, regarding the establishment of World of Beer franchises (the “JV Agreement”).

Authority and Powers. The Company is authorized and empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Company, including without limitation, all acts and things permitted under the Act and this Agreement.

Juridical Existence, Properties, Etc. The Company shall maintain, preserve, and keep in full force and effect its limited liability company existence and all rights, franchises, licenses and permits necessary to the proper conduct of its business, and the ownership, lease, or operation of its properties which, if not so maintained, could reasonably be expected to have a material adverse effect on the Company, and to take all action which may be reasonably required to obtain, preserve, renew and extend all material licenses, permits, authorizations, trade names, trademarks, service names, service marks, copyrights and patents which are necessary for the continuance of the operation of any such property by the Company.

4

Members and Membership Percentages. The Members and their respective Membership Percentages shall are set forth in “Schedule A” attached hereto.

Voting Rights. All Members shall have the right to vote their membership interest in proportion to their respective Membership Percentages shall are set forth in “Schedule A” attached hereto.

SECTION 2.11         P&L Participants. The Manger may grant solely to significant employees of the Company the rights to be a P&L Participant of the Company, up to five percent (5%) of the Company’s profits and losses. Such P&L Participant shall participate in the profits and losses as if such person was a Member. All P&L Participant shall be identified on Schedule C and their participation with the Members in the profits and losses of the Company shall be set forth on Schedule B. No Member or employee of a Member may be a P&L Participant.

CAPITAL CONTRIBUTIONS

Initial Capital Contributions. The members have made an initial capital contribution as set forth on Schedule A.

SECTION 3.2           Additional Capital Contributions.

Upon the consent of a Majority of Members, the Manager shall have the right to require additional capital contributions (“Capital Calls”) from the Members to be paid on a pro rata basis as to all Members in accordance with the percentages set forth on Schedule A.

The Manager may obtain Company loans to cover any Company required Additional Capital Contributions, with the consent of the Members holding a majority of the Membership Interest in the Company.

In the event that a Member fails to, or refuses to contribute towards a Capital Call (the “Defaulting Member”), then either:

The remaining Members may elect to purchase the Membership Interest from the Defaulting Member, at a 15% discount to the Defaulting Member’s Initial Capital Contribution; or

The remaining Members may elect to contribute the necessary funds (the “Lending Members”) on behalf of the Defaulting Member which shall be considered a loan to the Defaulting Member, to be secured by its Membership Interest in the Company.

Any loan given to the Company by the Lending Member on behalf of the Defaulting Member, shall accrue interest at a rate of 300 basis points above LIBOR per annum. In the event of a Distribution by the Manager under Article 5 herein or under a dissolution of the Company under Article 10 herein, the Manager shall use the funds attributable to the Defaulting Member, to first pay off any loans to the Defaulting Member by the Lending Member.

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In furtherance of any loan to any Defaulting Member by the Lending Members in accordance with this Section, the Members hereby expressly agree to execute any and all loan documents which the Company’s attorneys deem necessary, including but not limited to; a Note, Guaranty, Loan Agreement, and Pledge Agreement. Furthermore, the Defaulting Member shall be responsible to pay for all legal fees that the Company shall incur in furtherance of such loan.

SECTION 3.3            Return of Capital Contributions. The contributions of the Members to the capital of the Company shall be returned to them in cash, in whole or in part, at any time in the discretion of the Manager in accordance with Section 5.2(b) herein.

SECTION 3.4           Time when Capital is Returned. Upon the satisfaction of all the Company’s financing obligations, or a liquidation of the assets of the LLC, or the dissolution of the LLC, the Capital Contributions shall be returned to the Members pro rata in accordance with each Member’s Capital Contributions.

SECTION 3.5            No Right to Priority. Except as otherwise expressly provided in this Agreement, or as required to comply with the Code and Treasury Regulations, no Member shall have priority over any other Member as to any allocations, distributions, or return of all or any part of its Capital Contributions.

SECTION 3.6           Dilution. No dilution of the membership interest of any member shall occur without the consent of World of Beer Franchising, Inc.

ALLOCATION OF PROFITS AND LOSSES TO MEMBERS

Allocation of Net Profits and Net Losses. Net profits and net losses shall be allocated in the proportions set forth on Schedule B.

Required Special Allocations. Notwithstanding Section 4.1 hereof,

Appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required under Section 704(c) of the Code and the Treasury Regulations thereunder and under Sections 1.704-1(b)(2)(iv)(d), (e), (f) and (g) of the Treasury Regulations;

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Appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required to comply with the “qualified income offset” provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations; the partnership “minimum gain chargeback” provisions of Section 1.704-2(f) of the Treasury Regulations; and the “partner nonrecourse deduction” and “partner nonrecourse debt minimum gain chargeback” provisions of Section 1.704-2(i) of the Treasury Regulations, all issued pursuant to Section 704(b) of the Code. To the extent permitted by such Treasury Regulations, the allocations in such year and subsequent years shall be further adjusted so that the cumulative effect of all the allocations shall be the same as if all such allocations were made pursuant to Section 4.1 hereof (as adjusted by Section 4.3(a) hereof) without regard to this Section 4.3(b).

Other Allocation Rules. For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code § 706 and the Treasury Regulations applicable thereto.

Recapture Income. “Recapture Income,” if any, realized by the Company pursuant to Sections 1245 or 1250 of the Code shall be allocated to the Members to whom the prior corresponding depreciation deductions were allocated, in proportion to the amounts of such depreciation deductions previously allocated to them.

DISTRIBUTIONS

Distributions in Kind. No Member shall be entitled to demand and receive distributions other than in cash form. Any non-cash Company assets distributed in kind shall be distributed to the Members entitled thereto as tenants-in-common owning undivided interests in the same proportion as would be applicable to cash distributions, however, such distribution in kind may only be made with consent of the Members holding a Member Majority.

Distribution of Available Cash and Capital Proceeds.

Available Cash. The Manager shall distribute Available Cash in the percentages set forth on Schedule B. It is anticipated the Manager shall make distributions on a monthly basis.

Capital Proceeds. Capital Proceeds remaining after the payment of any debts and liabilities of the Company due and payable at such time and the establishment of any Operating Reserves which the Manager determines, in his sole discretion necessary for reasonable ongoing business requirements, and necessary to provide for any contingent or unforeseen liabilities or obligations of the Company, shall be distributed in accordance with the following order of priority:

First, to repay the Capital Contributions of the Members as set forth on Schedule A; and

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Second, in the percentages set forth on Schedule B.

RESIGNATION OR BANKRUPTCY OF A MEMBER
RESTRICTIONS ON THE TRANSFER OF INTERESTS;
ADMISSION OF SUBSTITUTE AND ADDITIONAL MEMBERS;

Resignation or Bankruptcy of a Member; Continuation of the Company.

A Member shall have the right to withdraw his Capital Contribution upon the termination of the Company as provided in Section 10.2 hereof, provided, however, that no part of the Capital Contribution of any Member shall be withdrawn unless all liabilities of the Company, except obligations to Members on account of their Capital Contributions, have been paid, or unless the Company has assets sufficient to pay them.

Within ninety (90) days following the Resignation or the Bankruptcy (other than by reason of death or incompetency) of a Member, the Company shall dissolve unless, within such applicable period, a majority in interest of the Members (excluding for such purpose the successor in interest to the terminated Member’s Interest) elect in writing to continue the Company on such terms as they may agree upon in writing. If an election to continue the Company is so made then the Company shall continue in existence until the end of the term for which it has been formed, or until a subsequent Resignation (other than by reason of death or incompetency), Bankruptcy or other event of dissolution occurs.

The death or Incompetency of a Member shall neither dissolve nor terminate the Company.

Restrictions on the Transfer of Interests.

Except as expressly provided herein, no Member shall have the right to Transfer all or any part of its Interest without the prior written consent of the Manager, which may be withheld in his sole discretion, according to reasonable terms.

Upon the consent of the Manager, a Member may transfer his Membership Interest in the Company to a permitted transferee (“Transferee”). Such Transferee shall be required to pay the Company’s legal fees in connection with effectuating such Transfer as a condition precedent to the consent. Such Transferee shall be bound to the same extent as a Member hereunder in making a Transfer of his Interest. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.

Notwithstanding subparagraph (a) above, any Member may Transfer all of his Interest during his lifetime to;

an entity that is wholly controlled, and continues to be controlled by that Member.

another Member of the Company, pursuant to Section 6.2 herein.

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an immediate family member of the Member or a trust for the benefit of an immediate family member.

For purposes of this subparagraph (b), the term “Entity” shall be limited to the transfer of Member’s interest to a Corporation, LLC or Trust. If control of such Entity is transferred to another individual or another entity, such change and transfer shall constitute an unauthorized transfer pursuant to the terms of this agreement.

Notwithstanding anything to the contrary contained herein, pursuant to Section 6.1(a) or the applicability of Section 6.1(b) or 6.2 hereof:

No Transfer of an Interest shall be made if the Interest which is the subject of a proposed Transfer when added to the total of all other Interests Transferred within the period of twelve (12) consecutive months prior thereto would result in the termination of the Company under Section 708 of the Code or if the Transfer would cause the Company to lose its status under the Code as a partnership for Federal income tax purposes.

No Interest shall be transferred unless the registration provisions of the Securities Act of 1933, as amended, and all applicable state “blue sky laws” have been complied with or unless compliance with such provisions is not required, each Member recognizing that no interest in the Company has been registered under Federal or state securities laws. The Manager may request in their sole discretion an opinion from the Company’s counsel or any other counsel that such transfer will not violate applicable securities laws. The costs of such opinion shall be paid for by the Transferee.

Although a permitted Transferee pursuant to Sections 6.1(b) or 6.2 shall be treated as an assignee of, and be entitled to, all of the rights of the Selling Member to receive profits, losses and distributions to the extent of the Interest assigned to him, no Transferee whatsoever shall become substituted as a Member in the Company (x) without the prior written consent of a Majority of Members, which may be withheld in their sole discretion, for any or no reason, and (y) unless and until such Transferee shall have evidenced his consent and agreement to be bound by all of the terms and provisions of this Agreement, and to assume, as a substituted Member, his pro rata share hereunder of the obligations of his transferor as a Member, by executing and acknowledging a counterpart of an amendment of this Agreement and/or such other agreement to that effect as the Manager may request, each of which shall appropriately reflect his admission as a member of the Company and his capital contribution thereto, and such other documents, all as may reasonably be required by the Managing Member. Such substitution shall then take effect when the Manager have accepted such person as a Member and the books and records of the Company reflect such Person as admitted to the Company as a Member. As a condition to such Transferee becoming a substituted Member, such Transferee shall also be required to pay the Company’s costs and expenses, including but not limited to legal fees and disbursements, in connection with his becoming a Member.

If a Transfer or attempted Transfer of an Interest is made other than in accordance with the terms of this Agreement, it shall be null and void and no right, title or interest in the Company shall be transferred.

(e)          No assignment, transfer or other disposition of all or any part of the interest of any Member permitted under this Agreement shall be binding upon the Limited Liability Company unless and until a duly executed and acknowledged counterpart of such assignment or instrument of transfer, in form and substance satisfactory to the Company, has been delivered to the Company.

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(f)          As between a Member and an assignee or transferee of such Member's interest in accordance with this Agreement, allocations and distributions for any fiscal year shall be apportioned as of the date of the assignment or transfer, on the basis of the number of days before and after said date, without regard to the results of the Company's operations before or after the assignment or transfer.

(g)          No assignment or other disposition of any interest of any Member may be made if such assignment or disposition, alone or when combined with other transactions, would result in the termination of the Company within the meaning of Section 708 of the Internal Revenue Code or under any other relevant section of the Code or any successor statute. No assignment or other disposition of any interest of any Member may be made without an opinion of counsel satisfactory to the Company that such assignment or disposition is subject to an effective registration under, or exempt from the registration requirements of, the applicable State and Federal securities laws. No interest in the Company may be assigned or given to any person below the age of 21 years or to a person who has been adjudged to be insane or incompetent.

RIGHT OF FIRST REFUSAL

(a)          Anything herein contained to the contrary, the Company shall be entitled to treat the record holder of the interest of a Member as the absolute owner thereof, and shall incur no liability by reason of distributions made in good faith to such record holder, unless and until there has been delivered to the Company the assignment or other instrument of transfer and such other evidence as may be reasonably required by the Company to establish to the satisfaction of the Limited Liability Company that an interest has been assigned or transferred in accordance with this Agreement.

(b)          Notwithstanding the forgoing terms, and subject to Section 6.1(b) herein, if a Member desires to sell, or otherwise dispose of all or any part of its interest in the Company, such Member (the “Selling Member”) shall first offer to sell and convey such interest to any other Members before selling, or otherwise disposing of such interest to any other person, corporation or other entity. Such offer shall be in writing, shall be given to every other Member, and shall set forth the interest to be sold, purchase price to be paid, the date on which the closing is to take place, (which date shall be not less than thirty nor more than sixty days after the delivery of the offer), the location within the State of New York at which the closing is to take place, and all other material terms and conditions of the sale, transfer or the disposition.

(c)          Within fifteen days after the delivery of said offer to the other Members shall deliver to the Selling Member a written notice either accepting or rejecting the offer. Failure to deliver said notice within said fifteen days conclusively shall be deemed a rejection of the offer. Any or all of the other Members may elect to accept the offer, and if more than one of the other Members elects to accept the offer, the interest being sold and the purchase price therefor shall be allocated among the Members so accepting the offer in proportion to their Members’ Percentage Interest, unless they otherwise agree in writing.

(d)          If any or all of the other Members elect to accept the offer, then (a) upon such acceptance in writing, the Member(s) shall pay a non-refundable ten percent (10%) down payment of the purchase price and (b) then the transfer of the Membership Interest shall be held in accordance with the offer and the Selling Member shall deliver to the other Members who have accepted the offer an assignment of the interest being sold by the Selling Member, and said other Member shall pay the remaining balance of the purchase price prescribed in the offer.

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(f)          If no other Member accepts the offer, or if the Members who have accepted such offer default in the obligation to purchase the interest, than the Selling Member within 120 days after the delivery of the offer may sell such interest to any other person or entity at a purchase price which is not less than the purchase price prescribed in the offer and upon terms and conditions which are substantially the same as the terms and conditions set forth in the offer, provided all other applicable requirements of the Agreement are complied with. An assignment of such interest to a person or entity who is not a Member of the Limited Liability Company shall cause such Person to become a member upon the execution of the such documents required by Section 6.2(c)(iii).

(g)          If the Selling Member does not sell such interest within said 120 days, then the Selling Member may not thereafter sell such interest without again offering such interest to the other Members in accordance with this Article 6.

Admission of Persons as Additional Members. In regards to permitted Transferee’s pursuant to Section 6.1 and 6.2 herein, the Manager shall have the right to admit, and each of the Members hereby consents to the admission of, such additional Members to the Company as the Manager shall unanimously determine in his sole discretion; it being understood no Member shall have its Membership Percentage reduced without his prior written consent. In the event that the Manager shall determine to admit one or more Members to the Company, the Members hereby agree to execute and deliver such documents as the Manager shall request in order to effectuate the admission of such additional Member(s). Any additional Member(s) admitted to the Company shall be required to execute a counterpart signature page to this Agreement and, if required, an amendment to the Articles of Organization of the Company and such other documents as the Manager may request in order to effectuate admission to the Company.

SECTION 6.5           Attitude Beer Holding Co. The Company and Members acknowledge that Attitude Beer Holding Co. is majority owned by Attitude Drinks, Inc., a publicly traded company. No change in the direct or indirect ownership of Attitude Beer Holding Co. shall be deemed a transfer of Attitude Beer Holding Co.’s Membership Interest. The Company agrees to fully cooperate with Attitude Beer Holding Co. and Attitude Drinks, Inc. in supplying all information to Attitude Drinks, Inc. and its auditor so Attitude Drinks, Inc. can timely comply with its Securities and Exchange Commission reporting obligations.

SECTION 6.6           WOB. The Members acknowledge that the business of the Company is subject to a franchising agreement with WOB and pursuant to the Franchise Agreement, the Members may be required to or prohibited from transfering their membership interest or make other changes to this agreement in accordance with the terms of the Franchise Agreement.

MANAGEMENT

Manager Southeast Florida Craft, LLC is hereby appointed the Manager of the Company (the “Manager”). The business and affairs of the Company shall be managed under the sole direction and control of the Manager, using reasonable business practices, and all powers of the Company shall be exercised by or under the authority of the Manager. No other Person shall have any right or authority to act for or bind the Company except as permitted in this Agreement or as required by law. The Manager may be removed by a Majority of Members only for gross negligence or fraud.

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SECTION 7.2           General Powers. The Manager shall have the full power to execute and deliver, for and on behalf of the Company, any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including, without limitation, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements, and financing statements pertaining to the Company's assets or obligations, and to authorize the confession of judgment against the Company. No person dealing with the Manager need inquire into the validity or propriety of any document or instrument executed in the name of the Company by the Manager, or as to the authority of the Manager in executing the same.

SECTION 7.3.          Limitation on Authority of Members.

(a)          No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

(b)          This Article 7 supersedes any authority granted to the Members pursuant to Section 412 of the Law. Any non-manager Member who takes any action or binds the Company in violation of this Article 7 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

SECTION 7.4           Appointment of New Manager. A new Manager can be appointed only by Members holding a Member Majority. Such new Manager need not be a Member of the company.

SECTION 7.5           Liability and Indemnification.

(a)          The Manager shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by the Manager within the scope of the authority conferred on the Manager by this Agreement, except for fraud, bad faith, gross negligence, or an intentional breach of this Agreement.

(b)          The Company shall indemnify the Manager for any act performed by the Manager within the scope of the authority conferred on the Manager by this Agreement, except for fraud, bad faith, gross negligence, or an intentional breach of this Agreement.

SECTION 7.6           Major Decisions

Approval of Major Decisions. Notwithstanding anything to the contrary in this Agreement, certain decisions or actions as set forth in this Section 7.6 (“Major Decisions”) may not be taken solely in the Manager’s discretion and shall require the affirmative vote of a Member Majority. Approval of Major Decisions may be given at a Meeting called for that purpose or by written consent.

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Designation of Major Decisions. The following shall constitute Major Decisions subject to this Section:

Other than in the regular course of business, the sale of all or a substantial portion of the assets owned by the Company. For this purpose, Twenty Percent (20%) of the fair market value of the assets owned by the Company shall constitute a “substantial portion.”

The dissolution, liquidation or other termination or cessation of the business operations of the Company, including without limitation the filing of a voluntary petition in Bankruptcy, the assignment of all or substantially all of the assets of the Company for the benefit of the Company’s creditors or the appointment of trustee, liquidator, administrator or like person or entity for the purpose of winding up the business and affairs of the Company.

Any change in the principal purpose of the Company’s business, as set forth in Section 2.6 above.

Any borrowing or pledge of assets owned by the Company in excess of $50,000 in the aggregate or any loan to a Member or Manager.

The admission of new Member.

RELATED PARTY DEALINGS

Outside Business Interests; Business Opportunity. The Members may each engage in or possess interests in other business ventures of every kind and description for its own account, including without limitation, serving as a member, partner or shareholder of other entities which own, either directly or through interests in other entities, properties similar to the assets of the Company and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom, or to any business opportunities as may become available to the Manager or any Member, whether or not similar in nature to the Company’s then existing business activities.

Member Dealing With the Company. The fact that a Member or an affiliate thereof is employed by or is directly or indirectly interested in or connected with any person, firm or corporation employed by the Company for real estate management or otherwise to perform a service, or from or with which the Company may purchase any property or have other business dealings, shall not prohibit the Member from employing or otherwise dealing with such person, firm or corporation, so long as such business dealing, contract, or agreement follows and contains reasonable business terms. Neither the Company nor any of the Members shall have any rights in or to any income or profits derived therefrom. The said Member or his affiliated company shall not receive any benefit of any kind, other that is specifically and contractually agreed upon, in writing, between the respective companies and or parties.

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MEMBER LIABILITY; INDEMNIFICATION AND LIABILITY LIMITATION

Liability of Members; Enforcement of Obligations. Except to the extent otherwise expressly stated in this Agreement or prescribed under the Act, (a) the Members shall have no fiduciary or partnership relationship between or among themselves solely by reason of their status as Members, and (b) the rights of each of the Members and the Company to sue for matters and claims arising out of or pertaining to this Agreement shall not be dependent upon the dissolution, winding-up or termination of the Company.

Indemnification of Members . Except as provided in Section 9.4, every Person who was or is a party, or who is threatened to be made a party, to any pending, completed or impending action, suit or proceeding of any kind, whether civil, criminal, administrative, arbitrative or investigative (whether or not by or in the right of the Company) by reason of (a) being or having been a Member of the Company, (b) being or having been a Member, manager, partner, officer or director of any other entity at the request of the Company, or (c) serving or having served in a representative capacity for the Company in connection with any partnership, joint venture, committee, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against all expenses (including reasonable attorneys’ fees and expenses), judgments, fines, penalties, awards, costs, amounts paid in settlement and liabilities of all kinds, actually incurred by such Person incidental to or resulting from such action, suit or proceeding to the fullest extent permitted under the Act, without limiting any other indemnification rights to which such Person otherwise may be entitled. The Company may, but shall not be required to, purchase insurance on behalf of such Person against liability asserted against or incurred by such Person in its capacity as a Manager or Member of the Company, or arising from such Person’s status as a Manager or Member, whether or not the Company would have authority to indemnify such Person against the same liability under the provisions of this Section 9.2 or the Act.

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Limitation of Liability. Except as otherwise expressly provided in this Agreement, no Member or Manager shall have liability to the Company or other Members for monetary damages resulting from errors made in the exercise of good-faith judgment.

Qualification of Indemnification and Liability Limitation.

The indemnification rights and limitations on liabilities set forth in Sections 9.2 and 9.3 shall not apply to claims based upon any willful misconduct, intentional breach or disregard of the terms of this Agreement or knowing violation of criminal law or any federal or state securities law, including without limitation, unlawful insider trading or market manipulation for any security, nor shall such indemnification rights and limitations on liabilities preclude the Company or any Member from recovery for any loss or damage otherwise covered under any insurance policy or fidelity bonding. Nothing herein shall be deemed to prohibit or limit the Company’s right to pay, or obtain insurance covering, the costs (including reasonable attorneys’ fees and expenses) to defend an indemnitee, Member or Manager against any such claims, subject to a full reservation of rights to reimbursement in the event of a final adjudication adverse to such indemnitee, Member or Manager.

An indemnitee shall be entitled to recover from an indemnitor all legal costs or expenses, including reasonable attorney’s fees and expenses, incurred by such indemnitee to enforce its rights hereunder, or to collect any sums due from the indemnitor hereunder.

DISSOLUTION AND LIQUIDATION OF THE COMPANY

Dissolution of the Company. The Company shall be dissolved on the earlier of the expiration of the term of the Company or upon:

The Resignation (other than by reason of death or incompetency) or Bankruptcy of a Member unless a majority in interest of the Members (as defined in Section 6.1(b)) elect to continue the Company pursuant to Section 6.1(b);

The Resignation or Bankruptcy of a Member which leaves only one (1) Member remaining, and no additional or substitute Member is admitted to the Company in accordance with this Agreement within ninety (90) days thereafter;

The expiration of thirty (30) days following the sale or other disposition of all or substantially all of the Company’s assets;

The election by a majority of the Members to liquidate the Company; or

The occurrence of any other event of dissolution under the provisions of this Agreement or the Act.

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Winding-up and Distribution of the Company.

Upon the dissolution of the Company pursuant to Section 10.1, the Company’s business shall be wound up and its assets liquidated by the Liquidator as provided in this Section 10.2, and the net proceeds of such liquidation shall be distributed as follows:

First, to payment of all debts and liabilities of the Company, including, without limitation, any loans from Members and the expenses of liquidation;

Second, to establishment of any reserves reasonably deemed necessary by the Liquidator for contingent, unmatured or unforeseen liabilities or obligations of the Company. Said reserves shall be paid over to an attorney-at-law of the State of New York, as escrowee, to be held by him for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as shall be deemed advisable, to distribute the balance thereafter remaining in the manner hereinafter provided, together with accrued interest thereon, if any;

Third, to those Members having positive Capital Account balances pro rata in the proportion that each such Member’s positive Capital Account balance bears to the aggregate of the positive Capital Account balances of all such Members, until all Member’s Capital Account balances are equal to zero;

Fourth, any funds remaining shall be distributed in the percentages set forth on Schedule B.

The Liquidator shall file all certificates and notices of the Company’s dissolution required by law. The Liquidator shall sell and otherwise liquidate the Company’s assets without unnecessary delay. Upon the complete liquidation of the Company’s assets and distribution to the Members, they shall cease to be Members of the Company, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the existence of the Company.

AMENDMENTS

Adoption of Amendments Generally. Amendments to this Agreement to reflect the substitution or addition of a Member shall be made by written instrument executed by the substituted Member, the added Member, or the resigned Member (or its authorized representative), as applicable. Any other amendments to this Agreement may be made by a written instrument executed by Members holding, in the aggregate, at least two-thirds of Membership Interests; provided, however, that no amendment to this Agreement may:

substantially alter the purposes of the Company without the written consent of all Members;

expand the obligations or liabilities of any Member under this Agreement, or modify any Member’s limited liability, without the written consent of such Member;

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modify the computational method of determining, or priority applicable to, allocations or distributions under Articles 4 and 5 and Section 10.2, without the written consent of all Members; or

amend this Article 11 without the written consent of all Members.

MISCELANEOUS

Non-Recourse Company Loans. Any loans taken by the Company, shall be non-recourse loans as to any and all individual Members or the Manger, and no Member or Manager shall be required to sign a personal guaranty to in order to secure such loan(s), unless unanimously consented to by the Members.

GENERAL PROVISIONS.

Books and Records. All records of the Company shall be kept at the principal office of the Company and shall be available for examination by any Member, or such Member’s duly authorized representatives, at all reasonable times at the office of the Company and by way of internet access to Company bank accounts. The method of accounting on which the books shall be maintained shall be determined by the majority of the Members . The Manager may make on behalf of the Company the election permitted by Section 754 of the Code. Southeast Florida Craft, LLC shall be designated as the “tax matters partner” (the “TMP”) for purposes of the Code and the “Designated Person” for purposes of maintaining an Investor List to the extent required by the Code. The TMP is hereby authorized to take such actions as may be required by the Code and the regulations thereunder to continue such designations. The determination by the TMP with respect to the treatment of any item or its allocation for Federal, state or local tax purposes shall be binding upon all of the Members, so long as such determination is reasonable and will not be inconsistent with any express terms hereof. No cause of action shall accrue to any Member under this Section 13.1 if the TMP acted in good faith to comply with his obligations hereunder. No charge shall be made to the Company for his acting as tax matters partner. Upon the Resignation or Bankruptcy of the TMP, a majority of the Members may select a Member to become the new “tax matter partner” and “Designated Person”.

Fiscal Year. The fiscal year of the Company shall be the calendar year.

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Custody of Company Funds; Bank Accounts.

The Manager shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in their immediate possession or control. The Company’s funds shall not be commingled with the funds of any other Person and the Manager shall not use, or permit use of, the Company’s funds in any manner except for the benefit of the Company.

All funds of the Company not otherwise invested shall be deposited in one or more internet–accessible accounts maintained in such federally insured financial institutions as the Manager may deem appropriate, and withdrawals shall be made only in the regular course of Company business on such signature or signatures as the Manager may deem appropriate. Usernames and passwords for access to all accounts shall be made available to all members.

Notices. Except as otherwise provided herein, all Notices, requests, consents and other communications hereunder to the Company or to any Member shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopier, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to the Company, to its principal office set forth in Section 2.4, as such office may be changed in accordance with Section 2.7.

if to any Member, to its respective address set forth on Schedule A hereto.

Any Member may, at any time and from time to time, designate a substitute address or addresses for itself by delivering a Notice to the Company and to each other Member in the manner set forth in this Section. All such Notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of delivery by nationally-recognized overnight courier, on the date of such delivery, and (iii) in the case of mailing in the manner set forth in this Section, on the third business day after the posting thereof.

Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Members, and their respective heirs, executors, administrators, successors and assigns. There shall be no third party beneficiaries of this Agreement.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all parties hereto, notwithstanding that not all parties shall have signed the same counterpart.

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Severability of Provisions. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

Entire Agreement. This Agreement sets forth all (and is intended by the Members to be an integration of all) of the promises, agreements and understandings among the Members with respect to the Company, its business operations and management, the Property and all other Company assets, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Pronouns and Plurals. Whenever the context may require, any pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa.

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

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Dispute Resolution.          Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Agreement in Counterparts. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the date first above written.

COMPANY:

_______________, LLC

Name:

Title: Manager of its manager Southeast Florida Craft LLC

MEMBERS:

Southeast Florida Craft LLC	Attitude Beer Holding Co.

By:	By: Roy Warren
Its: Manager	Its: President

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SCHEDULE A

Member	Percentage Interest	Initial Capital Contribution
Southeast Florida Craft LLC 505 S. Flagler Drive, Suite 1010 West Palm Beach, FL 33401	40%	$1.00
Attitude Beer Holding Co. 712 US Highway 1, Suite 200 North Palm Beach, FL 33408	60%	$1	*
Total	100%		$1

* This amount shall be paid on the following schedule:

1. $ on or before ____________;

2. $ on or before ____________;

3. $ on or before ____________; and

4. $ on or before _________

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EXHIBIT C

NON-CIRCUMVENTION – NO SHOP AGREEMENT

This Non-Circumvention – Commission Agreement (this “Agreement”) is entered into as of this January 26, 2016, among Southeast Florida Craft, LLC (“SFC”), Attitude Beer Holding Co. (“ABH”) and the person identified on the signature page hereto as the principal (“Principal”).

RECITALS

WHEREAS, SFC and ABH have entered into a Joint Venture Agreement;

WHEREAS, the Principal is a principal of SFC;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto, agree as follows:

1.          SFC and the Principals agree for themselves and all of their shareholders, members, directors, managers, officers, affiliates and beneficial owners and any entity owned directly or indirectly, managed or related to them, along with any of their affiliates (collectively the “Affiliates”), not to enter into any agreement that would impair ABH’s rights under the Joint Venture Agreement.

2.          It is further understood and agreed that money damages would not be a sufficient remedy for any breach or threatened breach of this agreement and that ABH would suffer immediate and irreparable injury, loss and damage and shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach without posting a bond or other security and SFC and Principal expressly waive any requirement for posting a bond. Such remedy shall not be deemed to be the exclusive remedy for a breach of this agreement, but shall be in addition to all other remedies available at law or equity to ABH.

3.          This Agreement will be governed by the substantive laws of the State of New York, without regards to the conflicts of laws provisions thereof that would result in the application of the substantive law of any forum other than the State of York. The parties each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith and waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

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4.          Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the address set forth on the signature page hereto. Any party may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Parties in conformity with this Section, but such change shall not be effective until notice of such change has been received by the other Party.

5.          This Agreement may be executed in two or more counter parts. A facsimile signature will be deemed an original for all purposes. This Agreement may be delivered by electronic means.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SFC

SOUTHEAST FLORIDA CRAFT, LLC

/s/ Glenn E. Straub
By: Glenn E. Straub
Its: Manager
P.O. Box 810245
Boca Raton, Fl 33481

ABH

ATTITUDE BEER HOLDING CO.

/s/ Roy Warren
By: Roy Warren
Its: President
712 US Highway 1, Suite 200
North Palm Beach, FL 33408

PRINCIPAL

/s/ Glenn E. Straub
Glenn E. Straub
P.O. Box 810245
Boca Raton, Fl 33481

/s/ James D. Cecil
James D. Cecil
P.O. Box 810245
Boca Raton, Fl 33481

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WORLD OF BEER FRANCHISING, INC.

COMBINED ADDENDUM TO AREA DEVELOPMENT

AND FRANCHISE AGREEMENT

This ADDENDUM (this "Addendum") is effective as of February 9, 2016 (the "Effective Date"), regardless of the actual date of signature, between WORLD OF BEER FRANCHISING, INC., a Florida corporation, with its principal business address at 10910 Sheldon Road, Tampa, Florida 33626 ("we," "us," "our" or "Franchisor"), and SOUTHEAST FLORIDA CRAFT, LLC, a Florida limited liability company, with its principal address is P.O. Box 810245, Boca Raton, FL 33481 ("you," "your" or "Developer"), and amends the Area Development Agreement of even date herewith (the "Development Agreement") and any Franchise Agreement (each a "Franchise Agreement" and collectively the "Franchise Agreements") executed pursuant thereto (the Development Agreement and Franchise Agreements are collectively referred to as the "Agreements") between Franchisor and Developer or its affiliates. You and we are sometimes referred to individually as a "party" and collectively as the "parties."

OPERATIVE TERMS

Accordingly, the parties agree as follows:

1.          Incorporation and Precedence. This Addendum (a) is an integral part of, and is incorporated into, the Agreements and (b) governs, controls and supersedes any inconsistent or conflicting provisions of the Agreements. Capitalized terms used but not defined in this Addendum have the meanings as defined in the Agreements Any references to the Agreements will also include this Addendum, unless the context expressly provides otherwise.

2.          Negotiated Changes. After negotiations, the parties have agreed to certain modifications to the Agreements, at your request and for your benefit. This Addendum contains the agreements between the parties based on those negotiations.

3.          Competitive Business. The definition of Competitive Business as defined in Section 9 of the Development Agreement and Section 10 of the Franchise Agreement shall be deleted in its entirety and replaced with the following:

“The term “Competitive Business,” as used in this Agreement, means any business or facility owning, operating or managing, or granting franchises or licenses to others to do so, any bar, pub, tavern, or other alcoholic beverage service facility or any retail establishment (like a liquor store or convenience store) featuring beer, wine and related products as a primary menu item (other than a WOB Store operated under a franchise agreement with us). This Section does not prohibit you or your owners from having a direct or indirect interest as a disclosed or beneficial owner in a publicly held Competitive Business, as long as such securities represent less than 5% of the number of shares of that class of securities which are issued and outstanding.”

4.          Modification of System Standards. Section 11.3 of the Franchise Agreement is hereby deleted and replaced with:

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“We may periodically modify System Standards, which may accommodate regional or local variations as we determine. Such modifications may obligate you to invest additional capital in the WOB Store (“Capital Modifications”) and/or incur higher operating costs; provided, however, that such modifications will not: (i) occur within 12 months of signing this Agreement; (ii) alter your fundamental status and rights under this Agreement; nor (iii) require you to spend more than $150,000 on Capital Modifications during the term of this Agreement. You are obligated to comply with all modifications to System Standards within the time periods we specify. We agree to give you 90 days to comply with Capital Modifications we require. However, if a Capital Modification requires an expenditure of more than $20,000, we agree to give you 12 months from the date such request is made to comply with such Capital Modification. Capital Modifications are in addition to the costs you will incur to replace or refurbish your WOB Store, equipment and fixtures from time to time. Capital Modifications do not include any expenditures you must make, or choose to make, in order to comply with applicable laws, governmental rules or regulations.”

5.          Remaining Terms Unaffected. The remaining terms of the Agreements are unaffected by this Addendum and remaining binding on the parties.

6.          Background Information. The "Background" information set forth above is true and correct, and is incorporated herein by this reference.

7.          Headings. The section and paragraph headings contained in this Addendum are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

8.          Counterparts. This Addendum may be signed in one or more counterparts, each of which will be deemed an original and together will constitute one and the same instrument. A signature affixed to a counterpart of this Agreement and delivered by facsimile or other electronic transmission by any party is intended to be its, his or her signature and shall be valid, binding and enforceable against such party.

Intending to be legally bound, the parties sign and deliver this Addendum effective on the Effective Date, regardless of the actual date of signature.

WORLD OF BEER FRANCHISING, INC.,		SOUTHEAST FLORIDA CRAFT, LLC,
a Florida corporation		a Florida limited liability company

By:	/s/ Benjamin P. Novello	By:	/s/ James D. Cecil
Print Name:	Benjamin P. Novello	Print Name:	James D. Cecil
Title:	Chief Development Officer	Title:	Managing Member
Date 2/9/16		Date: 2/9/16

World of Beer Franchising Inc. Franchise Agreement has not been included due to confidential and sensitive information to prevent competitors from seeing such information

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